                                                                    EXHIBIT 10.4

================================================================================


                                CREDIT AGREEMENT

                                     among

                                 IMPERIAL BANK,

                        IMPERIAL FINANCIAL GROUP, INC.,
                                  as Borrower,

                               NATIONSBANK, N.A.,
                            as Administrative Agent,

                     NATIONSBANC MONTGOMERY SECURITIES LLC,
                    as Lead Arranger and Syndication Agent,

                                      and
                            the Lenders named herein

                                August 19, 1998

================================================================================

        Information herein, marked with [**], has been omitted pursuant to a request for confidential treatment. A complete copy of this document has been supplied to the Securities
                 and Exchange Commission under separate cover.

                               TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----
ARTICLE 1 - Definitions.................................................................   1
     Section 1.1      Definitions.......................................................   1
     Section 1.2      Other Definitional Provisions.....................................  21
     Section 1.3      Accounting Terms and Determinations...............................  21
     Section 1.4      Time of Day.......................................................  22

ARTICLE 2 - Revolving Credit Facility...................................................  22
     Section 2.1      Revolving Commitments.............................................  22
     Section 2.2      Notes.............................................................  23
     Section 2.3      Repayment of Revolving Loans......................................  24
     Section 2.4      Use of Proceeds...................................................  24
     Section 2.5      Facility Fee......................................................  24
     Section 2.6      Termination or Reduction of Revolving Commitments.................  24

ARTICLE 3 - Letter of Credit Facility...................................................  25
     Section 3.1      Commitment to Issue...............................................  25
     Section 3.2      Letter of Credit Request Procedure................................  25
     Section 3.3      Letter of Credit Fees.............................................  25
     Section 3.4      Funding of Drawings...............................................  26
     Section 3.5      Reimbursements....................................................  26
     Section 3.6      Reimbursement Obligations Absolute................................  27
     Section 3.7      Issuer Responsibility.............................................  27
     Section 3.8      Cash Collateral...................................................  27

ARTICLE 4 - Interest and Fees...........................................................  28
     Section 4.1      Interest Rate.....................................................  28
     Section 4.2      Payment Dates.....................................................  28
     Section 4.3      Default Interest..................................................  28
     Section 4.4      Conversions and Continuations of Accounts.........................  28
     Section 4.5      Computations......................................................  29

ARTICLE 5 - Administrative Matters......................................................  29
     Section 5.1      Borrowing Procedure...............................................  29
     Section 5.2      Minimum Amounts...................................................  29
     Section 5.3      Certain Notices...................................................  29
     Section 5.4      Prepayments.......................................................  30
     Section 5.5      Method of Payment.................................................  31
     Section 5.6      Pro Rata Treatment................................................  31
     Section 5.7      Sharing of Payments...............................................  32
     Section 5.8      Non-Receipt of Funds by the Administrative Agent..................  32
     Section 5.9      Participation Obligations Absolute; Failure to Fund Participation.  33

ARTICLE 6 - Change in Circumstances.....................................................  33

     Section 6.1      Increased Cost and Reduced Return.................................  33
     Section 6.2      Limitation on Libor Accounts......................................  35
     Section 6.3      Illegality........................................................  35
     Section 6.4      Treatment of Affected Accounts....................................  35
     Section 6.5      Compensation......................................................  36
     Section 6.6      Taxes.............................................................  36
     Section 6.7      Withholding Tax Exemption.........................................  37
     Section 6.8      Replacement of Affected Lender....................................  38

ARTICLE 7 - Security....................................................................  38
     Section 7.1      Collateral........................................................  38
     Section 7.2      Guaranties........................................................  39
     Section 7.3      New Subsidiaries, New Issuances of Capital Stock..................  39
     Section 7.4      Release of Collateral.............................................  40
     Section 7.5      Setoff............................................................  40
     Section 7.6      Collection of Receivables and other Collateral Proceeds...........  41

ARTICLE 8 - Conditions Precedent........................................................  42
     Section 8.1      Initial Loan and Letter of Credit.................................  42
     Section 8.2      All Loans and Letters of Credit...................................  47

ARTICLE 9 - Representations and Warranties..............................................  48
     Section 9.1      Corporate Existence...............................................  48
     Section 9.2      Financial Condition...............................................  48
     Section 9.3      Corporate Action; No Breach.......................................  48
     Section 9.4      Operation of Business.............................................  49
     Section 9.5      Litigation and Judgments..........................................  49
     Section 9.6      Rights in Properties; Liens.......................................  49
     Section 9.7      Enforceability....................................................  49
     Section 9.8      Approvals.........................................................  49
     Section 9.9      Debt..............................................................  50
     Section 9.10     Taxes.............................................................  50
     Section 9.11     Margin Securities.................................................  50
     Section 9.12     ERISA.............................................................  50
     Section 9.13     Disclosure........................................................  50
     Section 9.14     Subsidiaries; Capitalization......................................  51
     Section 9.15     Agreements........................................................  51
     Section 9.16     Compliance with Laws..............................................  51
     Section 9.17     Investment Company Act............................................  51
     Section 9.18     Public Utility Holding Company Act................................  51
     Section 9.19     Environmental Matters.............................................  51
     Section 9.20     Transaction Documents.............................................  52
     Section 9.21     Broker's Fees.....................................................  53
     Section 9.22     Employee Matters..................................................  53
     Section 9.23     Solvency..........................................................  53
     Section 9.24     Year 2000 Compliance..............................................  53

ARTICLE 10 - Positive Covenants...................................................  54
     Section 10.1     Reporting Requirements......................................  54
     Section 10.2     Maintenance of Existence; Conduct of Business;
                      AFMA Membership; Deposit Insurance..........................  56
     Section 10.3     Maintenance of Properties...................................  56
     Section 10.4     Taxes and Claims............................................  56
     Section 10.5     Insurance...................................................  56
     Section 10.6     Inspection Rights...........................................  57
     Section 10.7     Keeping Books and Records...................................  57
     Section 10.8     Compliance with Laws........................................  57
     Section 10.9     Compliance with Agreements..................................  57
     Section 10.10    Further Assurances..........................................  58
     Section 10.11    ERISA.......................................................  58
     Section 10.12    Trade Accounts Payable......................................  58

ARTICLE 11 - Negative Covenants...................................................  58
     Section 11.1     Debt........................................................  58
     Section 11.2     Limitation on Liens and Restrictions on Subsidiaries........  59
     Section 11.3     Mergers, Etc................................................  61
     Section 11.4     Restricted Junior Payments..................................  61
     Section 11.5     Investments.................................................  62
     Section 11.6     Limitation on Issuance of Capital Stock.....................  63
     Section 11.7     Transactions With Affiliates................................  63
     Section 11.8     Disposition of Assets.......................................  63
     Section 11.9     Lines of Business...........................................  63
     Section 11.10    Limitations on Restrictions Affecting Subsidiaries..........  64
     Section 11.11    Environmental Protection....................................  64
     Section 11.12    ERISA.......................................................  64

ARTICLE 12 - Financial Covenants..................................................  64
     Section 12.1     Minimum Adjusted Tangible Net Worth.........................  64
     Section 12.2     Interest Coverage Ratio.....................................  64
     Section 12.3     Minimum Tangible Net Worth..................................  65
     Section 12.4     Maximum Leverage Ratio......................................  65
     Section 12.5     Maximum Gap Exposure........................................  65
     Section 12.6     Maximum Distribution Exposure...............................  65
     Section 12.7     CAB a Well Capitalized Institution..........................  66


ARTICLE 13 - Default..............................................................  66
     Section 13.1     Events of Default...........................................  66
     Section 13.2     Remedies....................................................  68
     Section 13.3     Cash Collateral.............................................  70
     Section 13.4     Performance by the Administrative Agent.....................  70
     Section 13.5     Setoff......................................................  70
     Section 13.6     Continuance of Default......................................  70

ARTICLE 14 - The Administrative Agent.............................................  70

     Section 14.1     Appointment, Powers, and Immunities...............................  70
     Section 14.2     Reliance by Administrative Agent..................................  71
     Section 14.3     Defaults..........................................................  71
     Section 14.4     Rights as Lender..................................................  71
     Section 14.5     INDEMNIFICATION...................................................  72
     Section 14.6     Non-Reliance on Administrative Agent and Other Lenders............  73
     Section 14.7     Resignation of Administrative Agent...............................  73
     Section 14.8     Administrative Agent Fee..........................................  73
     Section 14.9     Several Commitments...............................................  73

ARTICLE 15 - Miscellaneous..............................................................  74
     Section 15.1     Expenses..........................................................  74
     Section 15.2     Indemnification...................................................  74
     Section 15.3     Limitation of Liability...........................................  75
     Section 15.4     No Duty...........................................................  76
     Section 15.5     No Fiduciary Relationship.........................................  76
     Section 15.6     Equitable Relief..................................................  76
     Section 15.7     No Waiver; Cumulative Remedies....................................  76
     Section 15.8     Successors and Assigns............................................  76
     Section 15.9     Survival..........................................................  78
     Section 15.10    ENTIRE AGREEMENT..................................................  78
     Section 15.11    Amendments and Waivers............................................  79
     Section 15.12    Maximum Interest Rate.............................................  80
     Section 15.13    Notices...........................................................  80
     Section 15.14    GOVERNING LAW; VENUE; SERVICE OF PROCESS..........................  81
     Section 15.15    Counterparts......................................................  81
     Section 15.16    Severability......................................................  81
     Section 15.17    Headings..........................................................  81
     Section 15.18    Non-Application of Chapter 15 of Texas Credit Code................  81
     Section 15.19    Construction......................................................  82
     Section 15.20    Independence of Covenants.........................................  82
     Section 15.21    WAIVER OF JURY TRIAL..............................................  82
     Section 15.22    Confidentiality...................................................  82

                               INDEX TO EXHIBITS
                               -----------------

        Exhibit              Description of Exhibit
        -------              ----------------------

        "A"                          Revolving Note
        "B"                          Swingline Note
        "C"                          Assignment and Acceptance Agreement
        "D"                          Borrowing Base Certificate
        "E"                          Compliance Certificate
        "F"                          Subsidiary Guaranty
        "G"                          Joinder Agreement
        "H"                          Pledge and Security Agreement
        "I"                          Required Participation Agreement Provisions


                               INDEX TO SCHEDULES
                               ------------------

        Schedule                     Description of Schedule
        --------                     -----------------------

        1.1A                         Approved Bonding Companies
        1.1B                         Primary Distributors and Territories
        1.1C                         Existing Letters of Credit
        9.5                          Litigation and Judgments
        9.6                          Collateral Matters
        9.14                         Subsidiaries; Capitalization
        9.19                         Environmental Matters
        9.21                         Broker fees
        11.1                         Debt
        11.2                         Liens

                               CREDIT AGREEMENT
                               ----------------

     THIS CREDIT AGREEMENT (this "Agreement"), dated as of August 19, 1998, is
                                  ---------
among IMPERIAL BANK, a bank duly chartered and validly existing under the laws of the State of California ("IB"), IMPERIAL FINANCIAL GROUP, INC., a Delaware corporation, (the "Borrower"), each of the banks or other lending institutions
                   --------
which is or which may from time to time become a signatory hereto or any successor or assignee thereof pursuant to Section 15.8(b) hereof (individually,
                                          ---------------
a "Lender" and, collectively, the "Lenders") and NATIONSBANK, N.A., a national
   ------                          -------
banking association, individually as a Lender and as Fronting Bank and as administrative agent for itself and the other Lenders (in its capacity as administrative agent, together with its successors in such capacity, the "Administrative Agent"); provided, however, that after consummation of the
---------------------
Distribution, IB shall have no liabilities or Obligations under this Agreement or any of the other Loan Documents.

                               R E C I T A L S:
                               ---------------

     IB and the Borrower have requested that the Lenders extend credit to IB and the Borrower in the form of a revolving credit facility and a letter of credit facility. The Lenders are willing to extend such credit to IB and the Borrower upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE

                                  Definitions
                                  -----------

     Section 1.1   Definitions.  As used in this Agreement, the following terms
                   -----------
have the following meanings:

     "Account" means either a Base Rate Account or a Libor Account.
      -------

     "Adjusted EBITDA" means, for any period (the "Subject Period") and any
      ---------------                              --------------
Person, the total of the following calculated without duplication on a consolidated basis for such period: (a) the Borrower's EBITDA; plus (b) on a
                                                                ----
pro forma basis, the EBITDA attributable to all Subsidiaries or assets acquired during such Subject Period, in each case for any portion of such Subject Period occurring prior to the date of the acquisition of such Subsidiary or assets; minus (c) the EBITDA of the Borrower and each Subsidiary attributable to all
-----
Subsidiaries or assets disposed of during such Subject Period, in each case for any portion of such Subject Period occurring prior to the date of the disposal of such Subsidiary or assets.

     "Adjusted Libor Rate" means, for any Libor Account for any Interest Period
      -------------------
therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Libor Rate for such

CREDIT AGREEMENT - Page 1

Libor Account for such Interest Period by (b) 1 minus the Reserve Requirement for such Libor Account for such Interest Period.

     "Adjusted Net Income" means, for any period and any Person, such Person's
      -------------------
consolidated net income (or loss) determined in accordance with GAAP, but excluding: (a) the income of any other Person (other than its subsidiaries) in which such Person or any of it subsidiaries has an ownership interest, unless received by such Person or its subsidiary in a cash distribution; (b) any after-tax gains or losses attributable to an asset disposition; and (c) to the extent not included in clauses (a) and (b) above, any after-tax extraordinary, non-cash
                -----------     ---
or nonrecurring gains.

     "Adjusted Tangible Net Worth" means, at the time of determination and
      ---------------------------
without duplication: (a) the Tangible Net Worth of the Borrower and its Subsidiaries, minus (b) the value of the Borrower's investment in ICII capital
              -----
stock (or any proceeds or derivatives thereof), determined in accordance with GAAP, net of deferred income taxes associated with such investment, plus (c) the
                                                                    ----
current market value (determined based upon the most recent closing bid price) on the securities exchange upon which such shares are registered on the date of determination of the shares of common stock of ICII that are owned of record by the Borrower.

     "Administrative Agent" has the meaning set forth in the introductory
      --------------------
paragraph of this Agreement.

     "Affiliate" means, as to any Person, any other Person (a) that directly or
      ---------
indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of such Person; or (c) ten percent (10%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall the Administrative Agent or any
           -------- --------
Lender be deemed an Affiliate of the Borrower or any Subsidiaries. For the avoidance of doubt, after giving effect to the Distribution, IB, Imperial Bancorp and their respective subsidiaries will not be deemed to be Affiliates of the Borrower and its Subsidiaries.

     "Agency Account" means an account of the Borrower maintained by it with a
      --------------
Clearing Bank pursuant to an Agency Account Agreement.

     "Agency Account Agreement" means any agreement (if required pursuant to
      ------------------------
Section 7.6) among the Borrower, the Administrative Agent and a Clearing Bank,
-----------
in form and substance reasonably satisfactory to the Administrative Agent, which designates an Agency Account for the deposit of checks and items constituting proceeds of receivables or any other payments made in respect of any Collateral, and establishes the terms for transferring balances therein to the Administrative Agent.

     "Agreement" has the meaning set forth in the introductory paragraph of this
      ---------
Agreement, as the same may be amended or otherwise modified.

CREDIT AGREEMENT - Page 2

     "Agreement Date" means the date this Agreement is executed and delivered by
      --------------
the parties hereto, which is August 19, 1998, the date of this Agreement.

     "Applicable Law" means , with respect to any Person, all provisions of
      --------------
constitutions, statutes, rules, regulations and orders of any Governmental Authority applicable to such Person or its property, including, without limitation, all orders and decrees of all courts and arbitrators in proceedings or actions to which such Person is a party and all Environmental Laws.

     "Applicable Lending Office" means, for each Lender and for each Type of
      -------------------------
Account, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Account on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Accounts of such Type are to be made and maintained.

     "Applicable Rate" has the meaning set forth in Section 4.1 hereof.
      ---------------                               -----------

     "Approved Bonding Company" means a bonding company listed on Schedule 1.1A
      ------------------------                                    -------------
hereto acceptable to the Administrative Agent in the exercise of its absolute discretion as of the date of determination and such additional bonding companies as the Administrative Agent may agree to add to or decide to delete from such list in the exercise of its absolute discretion; provided, that the
                                                  --------
Administrative Agent shall give the Borrower five (5) Business Days advance written notice of its decision to delete a bonding company from said Schedule
                                                                     --------
1.1A; and provided, further, that written deletion of a bonding company shall be
----      --------  -------
prospective only and shall not cause an Eligible LHO Loan included in the Borrowing Base at the time of such deletion to be removed from the Borrowing Base unless the Administrative Agent in the exercise of its reasonable business
     ------
judgment determines that reinsurance arrangements in respect of such bonding company are inadequate to insure the timely performance of such bonding company's obligations in respect of an Eligible LHO Loan and so advises the Borrower, in which event such Eligible LHO Loan will be removed from the Borrowing Base.

     "Assignment and Acceptance" means an assignment and acceptance entered into
      -------------------------
by a Lender and its assignee and accepted by the Administrative Agent pursuant to Section 15.8(b) hereof, in substantially the form of Exhibit "C" hereto.
   ---------------                                      -----------

     "Bankruptcy Code" has the meaning set forth in Section 13.1(f).
      ---------------                               ---------------

     "Base Rate" means, for any day, the rate per annum equal to the higher of
      ---------
(a) the Federal Funds Rate for such day plus one and forty-five hundredths of one percent (1.45%), and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

CREDIT AGREEMENT - Page 3

     "Base Rate Account" means a portion of a Loan that bears interest at a rate
      -----------------
based upon the Base Rate.

     "Borrower" has the meaning set forth in the introductory paragraph of this
      --------
Agreement.

     "Borrowing Base" means the sum of (a) fifty percent (50%) of the current
      --------------
market value determined based upon the most recent closing bid price on the securities exchange upon which such shares are registered on the date of determination (or, if such price is not available, as the Administrative Agent may determine in the exercise of its reasonable business judgment) of the shares of common stock of ICII that are owned of record by the Borrower and pledged and delivered to the Administrative Agent (for the benefit of Lenders) as part of the Collateral, up to a maximum of One Hundred Million Dollars ($100,000,000), plus (b) eighty-five percent (85%) of Eligible LHO Loans (in each case after
----
first deducting one hundred percent (100%) of the principal amount of Permitted Participations sold in respect of such loans) at the lesser of the unpaid principal balance thereof or the fair market value thereof determined by the Administrative Agent in the exercise of its reasonable business judgment; provided, however, that from and after an Early Termination Event and so long as
--------  -------
the same shall continue to exist, Eligible LHO Loans shall be limited to such Loans made or firmly committed to be advanced by the Borrower prior to the existence of such Early Termination Event unless ratified after such event has been cured or no longer exists.

     "Borrowing Base Certificate" means a certificate, signed by an authorized
      --------------------------
representative of the Borrower, in substantially the form attached hereto as Exhibit "D".
----------

     "Business Day" means (a) any day excluding Saturday, Sunday and any day
      ------------
which either is a legal holiday under the laws of the States of California, New York or Texas or is a day on which banking institutions located in any such States are closed, and (b), with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with Loans subject to Libor Accounts, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

     "CAB" means Crown American Bank, a thrift and loan company duly organized
      ---
and validly existing under the laws of the State of California.

     "Capital Lease Obligations" means, as to any Person, the obligations of
      -------------------------
such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

     "Cash Collateral" means Collateral consisting of cash or Cash Equivalents
      ---------------
on which the Administrative Agent, for the benefit of the Credit Parties, has a first priority Lien.

CREDIT AGREEMENT - Page 4

     "Cash Equivalents" means, with respect to any Person:
      ----------------

          (a) marketable direct obligations issued or unconditionally guaranteed by the U.S. or issued by any agency thereof and backed by the full faith and credit of the U.S., in each case maturing within one (1) year from the date of acquisition thereof; and

          (b) certificates of deposit issued in Dollar denominations and maturing within one (1) year from the date of issuance thereof issued by any commercial bank organized under the laws of the U.S. or any state thereof or the District of Columbia having combined capital and surplus of not less than Five Hundred Million Dollars ($500,000,000) and, unless issued by the Administrative Agent or a Lender, not subject to set-off or offset rights in favor of such bank arising from any banking relationship with such bank.

     "Change of Control" means the occurrence of either of the following events:
      -----------------
(a) any Person or group of related Persons that currently holds less than five percent (5%) shall have acquired beneficial ownership of more than twenty percent (20%) of the outstanding voting shares of the Borrower (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder); or (b) during any period of twelve (12) consecutive months, commencing after the date of this Agreement, individuals who on the first day of such period were directors of the Borrower (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office) cease to constitute a majority of the Board of Directors of the Borrower.

     "Clearing Bank" means IB and any other banking institution with which an
      -------------
Agency Account has been established pursuant to an Agency Account Agreement.

     "Closing Date" means the date that the first Loan is made hereunder, which
      ------------
must occur no later than October 7, 1998.

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Collateral" means all Property of any nature whatsoever upon which a Lien
      ----------
is created or purported to be created by any Loan Document as security for the Obligations or any portion thereof.

     "Commitment Percentage" means, as to any Lender, the percentage equivalent
      ---------------------
of the amount of the Revolving Commitment of such Lender divided by the aggregate amount of all the Revolving Commitments of all of the Lenders.

     "Compliance Certificate" means a certificate in substantially the form of
      ----------------------
Exhibit "E" hereto acceptable to the Administrative Agent, properly completed
-----------
and executed by the chief financial officer of the Borrower.

     "Continue", "Continuation", and "Continued" shall refer to the continuation
      --------    ------------        ---------
pursuant to Section 4.5 hereof of a Libor Account from one Interest Period to
            -----------
the next Interest Period.

CREDIT AGREEMENT - Page 5

     "Contract Rate" has the meaning specified in Subsection 15.12(a).
      -------------                               -------------------

     "Convert", "Conversion", and "Converted" shall refer to a conversion
      -------    ----------        ---------
pursuant to Section 4.4 or Article 6 of one Type of Account into another Type of
            -----------    ----------
Account.

     "Credit Party" means each of the Administrative Agent, the Fronting Bank
      ------------
and the Lenders, and "Credit Parties" means all of such Persons, collectively.

     "Debt" means as to any Person at any time (without duplication):  (a) all
      ----
obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days or that are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established to the satisfaction of the Administrative Agent; (d) all Capital Lease Obligations of such Person; (e) all Debt or other obligations of others Guaranteed by such Person; (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; provided, however, that the amount of such Debt of any Person described in this clause (f) shall, for purposes of this Agreement, be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Debt or (ii) the fair market value of the property or asset encumbered, as determined by the Administrative Agent in its reasonable discretion; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments (including those outstanding with respect to Letters of Credit); (h) all liabilities of such Person in respect of unfunded vested benefits under any Plan (excluding obligations to deliver stock in respect of stock options or stock ownership plans); (i) all vested obligations of such Person for the payment of money under any noncompete, consulting or similar arrangements providing for the deferred payment of the purchase price for an acquisition consummated prior to the date hereof; and (j) net amounts payable under Hedge Agreements.

     "Default" means an Event of Default or the occurrence of an event or
      -------
condition which with notice or lapse of time or both would become an Event of Default.

     "Default Rate" means, in respect of any principal of any Loan, any
      ------------
Reimbursement Obligation, or any other amount payable by the Borrower under any Loan Document which is not paid when due (whether at stated maturity, by acceleration, or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of two percent (2%) plus the Applicable Rate for Base Rate Accounts as in effect from time to time (provided, that if such amount in default is principal of a Loan subject to
      --------
a Libor Account and the due date is a day other than the last day of an Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, two percent (2%) plus the interest rate for such Account for such

CREDIT AGREEMENT - Page 6

Information below, marked with [**], has been omitted pursuant to a request for confidential treatment. A complete copy of this document has been supplied to the Securities and Exchange Commission under separate cover.

Interest Period as provided in Section 4.1, and, thereafter, the rate provided
                               -----------
for above in this definition).

     "Distribution" means the distribution by Imperial Bancorp, a California
      ------------
corporation, to its shareholders of all of the outstanding shares of Class A common stock, par value $0.01 per share, of IFG and the contribution by IB to IFG of (i) all of the assets and liabilities relating to The Lewis Horwitz Organization, a division of IB, (ii) all of the common stock of CAB, (iii) all of the common stock of ITC, and (iv) all of the common stock owned by IB in ICII, all as more fully described in the Form 10.

     "Distribution Documents" means, with respect to the Distribution, the Form
      ----------------------
10 and all documentation executed pursuant to or contemplated by the terms thereof and all documentation executed and delivered to consummate the Distribution, as the same may be amended or otherwise modified from time to time.

     "Dollars" and "$" mean lawful money of the United States of America.
      -------       -

     "Domestic Subsidiary" means each Subsidiary formed under the laws of the
      -------------------
United States of America or any State thereof.

     "Early Termination Event" shall mean an event described in clause (b) of
      -----------------------
the definition of "Termination Date" (but without the ninety (90) day delay provided therein).

     "EBITDA" means, for any period and any Person, the total of the following
      ------
calculated without duplication for such Person on a consolidated basis for such period: (a) Adjusted Net Income; plus (b) any provision for (or less any
                                  ----
benefit from) income or franchise taxes deducted in determining Adjusted Net Income; plus (c) Interest Expense deducted in determining Adjusted Net Income;
        ----
plus (d) amortization and depreciation expense deducted in determining Adjusted
----
Net Income; plus (e) other noncash charges deducted in determining consolidated
            ----
net income and not already deducted in accordance with clause (d) above or
                                                       ----------
clauses (b) and (c) of the definition of Adjusted Net Income; minus (f) noncash
-----------     ---                                           -----
credits included in determining consolidated Adjusted Net Income and not already excluded in accordance with the definition of Adjusted Net Income.

     "Eligible Assignee" has the meaning specified in Subsection 15.8(b)(i).
      -----------------                               ---------------------

     "Eligible LHO Loans" means each portion of each Traditional LHO Loan and
      ------------------
each portion of each Gap LHO Loan which in each case is covered by a first priority perfected security interest in Pre-sold Primary Contracts and which have each of the following characteristics: (a) such LHO Loans are fully secured by completion bonds (copies of which have been delivered to the Administrative Agent) payable in Dollars and issued by Approved Bonding Companies; (b) payment obligations under such Pre-sold Primary Contracts must be Dollar denominated, provided that no more than [**] in aggregate principal amount of such Pre-sold
--------
Primary Contracts may be payable in a foreign currency, provided, further, that
                                                        --------  -------
such foreign currency payment obligations are subject to a Hedge Agreement in favor of the Borrower; (c) the proceeds of such LHO Loan are not used to finance an x-rated movie or comparable adult oriented programming; (d) such LHO Loan complies with the Borrower's underwriting standards delivered to the Administrative Agent prior to the Closing Date (none of which may be amended, altered or otherwise changed without the Administrative Agent's consent, which may be granted or denied in its absolute discretion); (e) unless otherwise agreed to by Required Lenders, the outstanding principal plus committed undrawn principal amount owing to or committed by the Borrower of each such LHO Loan does not exceed [**] and no more than [**] thereof shall have outstanding principal plus committed undrawn principal owing to or committed by the Borrower in excess of [**]; provided, however, that in the event that the Borrower gives
                   --------  -------
the Administrative Agent written notice that it desires to make or commit to make an LHO Loan in excess of [**] or more than [**] thereof in excess of
[**] (each an "Excess Loan"), the Required Banks shall be deemed to have consented to such Excess Loan unless the Administrative Agent notifies the Borrower to the contrary within eight (8) Business Days of the receipt of notice of such proposed Excess Loan; and provided, further, however that within ninety
                                  --------  -------
(90) days of the making of any such Excess Loan, consented to (or deemed consented to) by Required Banks, the Borrower shall have assigned or participated out (without recourse) to other lenders the excess portion of such Excess Loan in order to cause or shall otherwise have caused the Borrower again to be in compliance with this clause (e) as if such consent to the Excess Loan


CREDIT AGREEMENT - Page 7

Information below, marked with [**], has been omitted pursuant to a request for confidential treatment. A complete copy of this document has been supplied to the Securities and Exchange Commission under separate cover.

had been denied and, in the event that the Borrower does not assign or participate such excess portion within such ninety (90) day period, the excess portion of the Excess Loan shall not constitute an Eligible LHO Loan for purposes of the Borrowing Base; (f) the value of the distribution rights for the unsold Primary Territories with respect to the programming to be developed through the proceeds of such LHO Loan (determined by the Borrower in the exercise of its reasonable business judgment based on historical criteria consistent with past practices) must exceed [**] times the amount of the gap exposure for such LHO Loan; (g) such LHO Loan's loan documentation is in form and substance customary in the motion picture industry, pursuant to which all other parties having rights in the applicable picture which are senior to or pari passu with the Borrower shall either (i) subordinate their rights to the
---- -----
Borrower, or (ii) enter into customary non-disturbance or intercreditor agreements with the Borrower whereby the Borrower's lien will not be disturbed by any action taken by such other person, and such documentation will provide the Borrower usual, customary and effective remedies against the LHO Loan debtor upon the occurrence of a default in payment by the LHO Loan debtor; (h) all intellectual property rights of the LHO Loan debtor shall expressly be subject to the Lien of the Borrower and any assignees thereof (including the Administrative Agent and any purchaser upon the enforcement of the Lenders' Liens); (i) the Borrower has ownership of and title to such LHO Loan subject to no Lien, claim or encumbrance, except for one or more Permitted Participations and the Lien of the Administrative Agent for the benefit of the Lenders; and (j) the notes evidencing such LHO Loan are pledged and delivered to the Administrative Agent for the benefit of the Lenders within 5 Business Days of the funding of such LHO Loan. For purposes of determining the outstanding principal plus committed undrawn principal owing to or committed by the Borrower
          ----
as noted above, principal amounts and unfunded commitments participated by the Borrower to other Persons with recourse (limited to the extent of such recourse) to the Borrower shall be deemed owed to or committed by the Borrower.


CREDIT AGREEMENT - Page 8

     "Environmental Laws" means any and all federal, state, and local laws,
      ------------------
regulations, and requirements pertaining to health, safety, or the environment, as such laws, regulations, and requirements may be amended or supplemented from time to time.

     "Environmental Liabilities" means, as to any Person, all liabilities,
      -------------------------
obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses, (including, without limitation, all fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time, and the regulations issued thereunder.

     "ERISA Affiliate" means any corporation or trade or business which is a
      ---------------
member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

     "Event of Default" has the meaning specified in Section 13.1.
      ----------------                               ------------

     "Existing Indebtedness" means that certain divisional indebtedness of LHO
      ---------------------
in an aggregate principal amount not to exceed One Hundred Thirty Five Million Dollars ($135,000,000) to IB, in respect of LHO Loans outstanding as of the Closing Date all of which is to be repaid on the Closing Date.

     "Existing Letters of Credit" means the outstanding letters of credit
      --------------------------
identified on Schedule 1.1C previously issued by IB for the account of certain
              -------------
LHO credit facilities.

     "Facility Fee Rate" means forty-five hundredths of one percent (0.45%) per
      -----------------
annum for the period from the Agreement Date to the Closing Date and thirty hundredths of one percent (0.30%) per annum thereafter.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded
      ------------------
upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate
     --------
for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the

CREDIT AGREEMENT - Page 9

Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

     "Fiscal Quarters" means the three (3) month periods falling in each Fiscal
      ---------------
Year ending March 31, June 30, September 30, and December 31.

     "Fiscal Year" means a twelve (12) month period ending December 31.
      -----------

     "Form 10" means the Form 10 General Form for Registration of Securities
      -------
pursuant to Section 12(b) or 12(g) of The Securities Exchange Act of 1934 filed by Imperial Financial Group, Inc. pursuant to such Act, as the same may be amended, modified or supplemented on or prior to the Closing Date.

     "Fronting Bank" means NationsBank, N.A. or such other Lender which is a
      -------------
commercial bank as the Borrower and NationsBank, N.A. may mutually designate from time to time which agrees to be the issuer of a Letter of Credit.

     "GAAP" means generally accepted accounting principles, applied on a
      ----
"consistent basis" (as such phrase is interpreted in accordance with Section 1.3
                                                                     -----------
hereof), as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.

     "gap" means the "gap" as described in the description of Loan Types in Form 10.

     "Gap LHO Loans" means Eligible LHO Loans that constitute Gap Loans as
      -------------
described in the description of Loan Types in Form 10.

     "Government Requirements" means the requirements of any Governmental
      -----------------------
Authority necessary or desirable for the consummation of any of the Related Transactions.

     "Governmental Authority" means any nation or government, any state or
      ----------------------
political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of
      ---------
such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person or indemnifying such other Person for an obligation and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole

CREDIT AGREEMENT - Page 10
or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of any guaranteeing Person shall be deemed to be the lesser of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing Person's maximum reasonably anticipated liability in respect thereof as mutually determined by the Borrower and the Administrative Agent in good faith. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guaranties" means the Subsidiary Guaranties, and any and all amendments,
      ----------
modifications, supplements, renewals, extensions or restatements thereof.

     "Hazardous Material" means any substance, product, waste, pollutant,
      ------------------
material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law as a result of its hazardous or toxic nature.

     "Hedge Agreements" means any and all agreements, devices or arrangements
      ----------------
designed to protect the Borrower from the fluctuations of interest rates, exchange rates or forward rates applicable to its assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap, swap or collar protection agreements, and forward rate currency or interest rate options, as the same may be amended or modified and in effect from time to time, and any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     "ICII" means Imperial Credit Industries, Inc., a corporation duly organized
      ----
and validly existing under the laws of the State of California.

     "ICII Anti-Dilution and Dilution Event Notice Agreement" means the
      ------------------------------------------------------
agreement between ICII and the Borrower dated July 17, 1998, pursuant to which ICII agrees to give the Borrower as soon as ICII becomes aware thereof, notice of any event or condition that could result in the Borrower having less than twenty-five percent (25%) voting control of ICII and granting to the Borrower rights to participate in any such event to the extent necessary to avoid such dilution in voting control.

     "IFG" means Imperial Financial Group, Inc., a Delaware corporation.
      ---

     "Intellectual Property" means any U.S., Canadian or other foreign patents,
      ---------------------
patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information,

CREDIT AGREEMENT - Page 11
engineering know-how, customer and supplier information, assembly and test data drawings or royalty rights.

     "Interest Expense" means, for any period and for any Person, the sum of (a)
      ----------------
interest expense of such Person (including, without limitation, the interest component of Capital Lease Obligations) calculated without duplication on a consolidated basis for such period in accordance with GAAP, plus (b) expenses
                                                            ----
paid under interest rate Hedge Agreements during such period, minus (c) payments
                                                              -----
received under interest rate Hedge Agreements during such period.

     "Interest Period" means with respect to any Libor Accounts, each period
      ---------------
commencing on the date such Account is established or Converted from a Base Rate Account or the last day of the next preceding Interest Period with respect to such Libor Account, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 4.4 or 5.1, except that each such Interest Period
                      -----------    ---
which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period which would otherwise extend beyond the Termination Date shall end on such Termination Date; (c) no more than six (6) Interest Periods shall be in effect at the same time; and (d) no Interest Period for any Libor Account shall have a duration of less than one (1) month and, if the Interest Period would otherwise be a shorter period, the related Libor Account shall not be available hereunder.

     "Investments" has the meaning specified in Section 11.5.
      -----------                               ------------

     "ITC" means Imperial Trust Company, a licensed trust company duly organized
      ---
and validly existing under the laws of the State of California.

     "Joinder Agreement" means an agreement which has been or will be executed
      -----------------
by a Subsidiary adding it as a party to the Guaranty and the Security Documents, in substantially the form of Exhibit "G" hereto, as the same may be amended or
                             -----------
otherwise modified.

     "Lender" has the meaning set forth in the introductory paragraph of this
      ------
Agreement.

     "Letter of Credit Liabilities" means, at any time, the sum of (a) the
      ----------------------------
aggregate undrawn face amount of all outstanding Letters of Credit plus (b) all
                                                                   ----
unreimbursed drawings under Letters of Credit.

     "Letters of Credit" has the meaning specified in Section 3.1.
      -----------------                               -----------

     "Letter of Credit Agreement" means, with respect to each Letter of Credit
      --------------------------
to be issued by the Fronting Bank therefor, the letter of credit application and reimbursement agreement which such

CREDIT AGREEMENT - Page 12

Fronting Bank requires to be executed by the Borrower in connection with the issuance of such Letter of Credit.

     "LHO" means The Lewis Horwitz Organization, a division of IB to be
      ---
contributed as a division of IFG pursuant to the Distribution.

     "LHO Loans" means loans made by LHO directly to producers of motion
      ---------
pictures and television shows that constitute Gap LHO Loans or Traditional LHO Loans.

     "LHO Loan Collateral" means motion pictures, films, television broadcasts
      -------------------
or shows, distribution agreements, sales agency agreements, completion guaranties, physical properties, manuscripts, exposed film, developed film, positives, negatives, prints and all other property and collateral, allied, ancillary and subordinate rights of every kind and nature, insurance and insurance policies, rights to produce, renew, sell, distribute and exhibit, rents, revenues, income, compensation and all other rights, remedies, powers and privileges at any time securing LHO Loans of every name and nature.

     "Libor Account" means a portion of a Loan that bears interest at a rate
      -------------
based upon the Adjusted Libor Rate.

     "Libor Rate" means, for any Libor Account for any Interest Period therefor,
      ----------
the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Libor Rate" shall mean, for any Libor Account for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than
                                               --------  -------
one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

     "Libor Rate Margin" means one and forty-five hundredths of one percent
      -----------------
(1.45%).

     "Lien" means any lien, mortgage, security interest, tax lien, pledge,
      ----
charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

     "Loan Documents" means this Agreement, the Notes, the Security Documents,
      --------------
the Letters of Credit, the Letter of Credit Agreements, the Joinder Agreements, any Hedge Agreement between the Borrower or any of its Subsidiaries and any Lender, the escrow agreement referred to in Section 8.1(a)(xxi) hereof, and all
                                            -------------------
other agreements, documents and instruments now or hereafter executed

CREDIT AGREEMENT - Page 13
and/or delivered pursuant to or in connection with any of the foregoing, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof; provided, however, that the term Loan Documents does not
                      --------  -------
include the documentation evidencing LHO Loans.

     "Loan Party" means (a) the Borrower including, upon consummation of the
      ----------
Distribution, IFG as successor to IB's Obligations hereunder ; (b) each of the Subsidiaries of the Borrower (whether existing on or after the Closing Date); and (c) any other Person who is or becomes a party to any agreement, document or instrument that Guarantees or secures payment or performance of the Obligations or any part thereof.

     "Loans" means Revolving Loans and Swingline Advances.
      -----

     "Lockbox" means a U.S. post office box specified in, or pursuant to, an
      -------
Agency Account Agreement or a Lockbox Agreement.

     "Lockbox Agreement" means any agreement established between the
      -----------------
Administrative Agent, the Borrower and a Clearing Bank concerning the establishment of a Lockbox for the receipt and collection of checks and other items constituting proceeds of Collateral.

     "Lock-Up Agreement" means the agreement dated August 3, 1998, by and
      -----------------
between the Borrower and Bear Stearns & Co., Inc. pursuant to which the Borrower obtains voting control over certain shares of common stock of ICII.

     "Major Distributors" means the distributors designated as such on Schedule
      ------------------                                               --------
1.1B hereto.
----

     "Material Adverse Effect" means any material adverse effect, or the
      -----------------------
occurrence of any event or the existence of any condition that could reasonably be expected to have a material adverse effect, on (a) the prospects, business or financial condition or performance of the Borrower and its Subsidiaries, taken as a whole, or of the Borrower, CAB or ITC on an individual basis, (b) the ability of such Person to pay and perform the Obligations for which such Person is responsible when due, or (c) the validity or enforceability of (i) any of the Loan Documents, (ii) any Lien created or purported to be created by any of the Loan Documents or the required priority of any such Lien, or (iii) the rights and remedies of the Administrative Agent or the Lenders under any of the Loan Documents.

     "Maximum Rate" means, at any time and with respect to any Lender, the
      ------------
maximum rate of nonusurious interest under applicable law that such Lender may charge the Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged or received in connection with the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law to the extent applicable, if at all, the applicable rate ceiling shall be the indicated rate ceiling described in, and computed in accordance with, the Texas Credit Code.

CREDIT AGREEMENT - Page 14

     "Multiemployer Plan" means a multiemployer plan defined as such in Section
      ------------------
3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "NationsBank" means NationsBank, N.A.
      -----------

     "Notes" means the Revolving Notes and the Swingline Note referred to in
      -----
Section 2.2.
-----------

     "Obligations" means any and all (a) obligations, indebtedness, and
      -----------
liabilities of the Borrower to the Administrative Agent and the Lenders, or any of them, arising pursuant to any of the Loan Documents, whether now existing or hereafter arising, whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of the Borrower to repay the Loans, the Reimbursement Obligations, interest on the Loans and Reimbursement Obligations, and all fees, costs, and expenses (including attorneys' fees) provided for in the Loan Documents, and (b) obligations, indebtedness and liabilities of the Borrower under Hedge Agreements that it may enter into with NationsBank, or any other Person, if and to the extent that such Hedge Agreements are permitted in accordance with Section 11.1(i).
                ---------------

     "Outstanding Revolving Credit" means, at any time of determination, the sum
      ----------------------------
of (a) the aggregate amount of Revolving Loans (including Swingline Advances) then outstanding; plus (b) the aggregate amount of Letter of Credit Liabilities (or when calculated with respect to a Lender, including the Administrative Agent as a Lender, such Lender's pro rata share of the Revolving Loans then outstanding and participation or other interests in such Letter of Credit Liabilities).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity
      ----
succeeding to all or any of its functions under ERISA.

     "Permitted Liens" means the Liens permitted by Section 11.2.
      ---------------                               ------------

     "Permitted Participations" means participation interests in LHO Loans
      ------------------------
which: (a) are without recourse to or residual liability of the Borrower for the portion thereof that has been participated; and (b) contain provisions substantially in the form attached hereto as Exhibit I.
                                             ---------

     "Person" means any individual, corporation, business trust, association,
      ------
company, partnership, joint venture, Governmental Authority, or other entity.

     "Plan" means any employee benefit plan established or maintained by the
      ----
Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "Pledge and Security Agreement" means the pledge and security agreement of
      -----------------------------
the Borrower and the Subsidiaries that are party to the Subsidiary Guaranty, in substantially the form of Exhibit "H", as the same may be modified pursuant to
                          ----------
one or more Joinder Agreements and as the same may be otherwise modified from time to time.

CREDIT AGREEMENT - Page 15

     "Prepayment Borrowing Base" means  the sum of (a) sixty-five percent (65%)
      -------------------------
of the current market value determined based upon the most recent closing bid price on the securities exchange upon which such shares are registered on the date of determination (or, if such price is not available, as the Administrative Agent may determine in the exercise of its reasonable business judgment) of the shares of common stock of ICII that are owned of record by the Borrower and pledged and delivered to Administrative Agent (for the benefit of Lenders) as part of the Collateral, up to a maximum of One Hundred Million Dollars ($100,000,000), plus (b) eighty-five percent (85%) of Eligible LHO Loans (in
                ----
each case after first deducting one hundred percent (100%) of the principal amount of Permitted Participations sold in respect of such loans) at the lesser of the unpaid principal balance thereof or the fair market value thereof determined by the Administrative Agent in the exercise of its reasonable business judgment; provided, however, that from and after an Early Termination
                   --------  -------
Event and so long as the same shall continue to exist, Eligible LHO Loans shall be limited to such Loans made or firmly committed to be advanced by the Borrower prior to the existence of such Early Termination Event unless ratified after such event has been cured or no longer exists.

     "Pre-sold Primary Contracts" means Pre-sold Primary Contracts as described
      --------------------------
in the description of Loan Types in Form 10 with and for Primary Distributors and Territories; provided, however, that no more than four (4) Eligible LHO
                 --------  -------
Loans or twelve percent (12%) of all Eligible LHO Loans shall be distributed through any one distributor other than a Major Distributor.

     "Prime Rate" means the per annum rate of interest established from time to
      ----------
time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

     "Primary Distributors and Territories" means the United States of America
      ------------------------------------
and the distributors and countries listed on Schedule 1.1B hereto provided that
                                             -------------        --------
no distributor or country may be added to said Schedule 1.1B without the consent
                                               -------------
of the Administrative Agent, which may be given or denied in its sole discretion; and provided, further, that the Administrative Agent may determine
                --------  -------
in its sole discretion to delete distributors or countries from said Schedule
                                                                     --------
1.1B; provided, however, that in the event that the Borrower gives the
----  --------  -------
Administrative Agent written notice that it desires to add a distributor or country to said Schedule 1.1B, the Administrative Agent shall be deemed to have
                -------------
consented to such addition unless it notifies the Borrower to the contrary within fifteen (15) Business Days of the receipt of such proposed addition (and during such fifteen (15) Business Day period (or shorter period if such addition is denied), the Borrower may include in Eligible LHO Loans, LHO Loans supported by distribution contracts for such new distributor not involving more than Five Hundred Thousand Dollars ($500,000) in the aggregate per new distributor or Three Million Dollars ($3,000,000) in the aggregate per new country); and provided, further, however, that the Administrative Agent shall give the
--------  -------  -------
Borrower five (5) days advance written notice of its decision to delete a distributor or country from said Schedule 1.1B provided that the deletion of a
                                 ------------- --------
distributor or country shall be prospective only and shall not cause an Eligible LHO Loan included in the Borrowing Base at the time of such deletion to be removed from the Borrowing Base unless the affected distributor is in default of
                                ------
any of its contractual obligations included in any

CREDIT AGREEMENT - Page 16

Eligible LHO Loan documentation or is subject to any proceedings of the nature described in Section 13.1(e) or (f) hereof (as if such distributor were a Loan
             ----------------------
Party) in which case that portion of each Eligible LHO Loan for which the affected distributor has distribution rights will be removed from the Borrowing Base.

     "Principal Office" means the principal office of the Administrative Agent,
      ----------------
located at 901 Main Street, 66th Floor, Dallas, Texas.

     "Pro Forma Balance Sheet and Calculations" means the unaudited pro forma
      ----------------------------------------
combined balance sheet of the Borrower and its Subsidiaries which give effect to the Related Transactions occurring on or about the Closing Date consistent with the Form 10, reflecting accounting adjustments for the Distribution and such other information relating to the Related Transactions as the Administrative Agent may require, including, without limitation, a pro forma calculation of EBITDA for IFG and its Subsidiaries for the twelve-month period ended December 31, 1997 (or such more recent twelve-month period required by the Administrative Agent), certified by the chief financial officer of IFG and in form acceptable to the Administrative Agent.

     "Prohibited Transaction" means any transaction set forth in Section 406 or
      ----------------------
407 of ERISA or Section 4975(c)(1) of the Code for which there does not exist a statutory or administrative exemption.

     "Projections" means the Borrower's forecasted consolidated:  (a) balance
      -----------
sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all materially consistent with the Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

     "Property" means property or assets of all kinds, real, personal or mixed,
      --------
tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the Closing Date.

     "Quarterly Payment Date" means the last day of March, June, September and
      ----------------------
December of each year, the first of which shall be September 30, 1998.

     "Register" has the meaning specified in Subsection 15.8(c).
      --------                               ------------------

     "Regulation D" means Regulation D of the Board of Governors of the Federal
      ------------
Reserve System as the same may be amended or supplemented from time to time.

     "Regulatory Change" means, with respect to any Lender, any change after the
      -----------------
date of this Agreement in United States federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of lenders including such Lender of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

CREDIT AGREEMENT - Page 17

     "Reimbursement Obligations" means all indebtedness, liabilities and
      -------------------------
obligations of the Borrower to reimburse the Administrative Agent for any demand for payment or drawing under a Letter of Credit in accordance with Subsection
                                                                   ----------
3.5.
---

     "Related Transactions" means the Distribution, the execution and delivery
      --------------------
of the Transaction Documents, the funding of the Loans on the Closing Date, and the payment of all fees, costs and expenses associated with the foregoing.

     "Release" means, as to any Person, any release, spill, emission, leaking,
      -------
pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property in violation of Environmental Laws.

     "Remedial Action" means all actions required under applicable Environmental
      ---------------
Laws to (a) cleanup, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care but shall not include such actions taken in the normal course of business and in material compliance with Environmental Laws.

     "Required Lenders" means Lenders having (a) more than sixty percent (60%)
      ----------------
of the Revolving Commitments or (b) if the Revolving Commitments have terminated or have otherwise been fulfilled, more than sixty percent (60%) of the outstanding principal amount of the Loans and participations in the Letters of Credit; provided that at any time that NationsBank's Commitment Percentage or
           --------
percentage of outstanding Loans or in Letters of Credit shall be less than twenty-seven percent (27%), the percentages specified in (a) and (b) above shall be reduced to more than fifty percent (50%).

     "Reportable Event" means any of the events set forth in Section 4043 of
      ----------------
ERISA for which the 30-day notice requirement has not been waived by the PBGC.

     "Reserve Requirement" means, at any time, the maximum rate at which
      -------------------
reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against, in the case of Libor Accounts, "Eurocurrency liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Libor Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Libor Accounts. The Adjusted Libor Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

CREDIT AGREEMENT - Page 18

     "Revolving Commitment" means, as to each Lender, the obligation of such
      --------------------
Lender to make advances of funds and purchase participation interests in (or with respect to the Fronting Bank as a Lender, hold other interests in) Letters of Credit in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereto (or if applicable, the most recent Assignment and Acceptance executed by it) under the heading "Revolving Commitment", as the same may be reduced or terminated pursuant to Section 2.6, Section 5.4 or Section
                                         -----------  -----------    -------
13.2.  The aggregate amount of all the Revolving Commitments as of the Closing
----
Date equals One Hundred Thirty-Five Million Dollars ($135,000,000).

     "Revolving Loans" means, as to any Lender, the advances made by such Lender
      ---------------
pursuant to Section 2.1.
            -----------

     "Revolving Notes" means the revolving promissory notes provided for by
      ---------------
Section 2.2 and all amendments or other modifications thereof.
-----------

     "Securities" means any stock, shares, options, warrants, voting trust
      ----------
certificates, or other instruments evidencing an ownership interest or a right to acquire an ownership interest in a Person or any bonds, debentures, notes or other evidences of indebtedness for borrowed money, secured or unsecured.

     "Security Agreements" means security agreements, pledge agreements,
      -------------------
securities pledge agreements, debenture pledge agreements, hypothecs, bank act security documents, and other agreements, documents or instruments evidencing or creating a Lien as security for the Obligations or any portion thereof in form and substance satisfactory to the Administrative Agent executed by the Borrower and each of its Subsidiaries and any other Loan Party, dated the Closing Date or a subsequent date (in the case of Subsidiaries acquired after the Closing Date), in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders, and any such agreement, document or instrument executed pursuant to Article 7 hereof, and any and all amendments, modifications,
            ---------
supplements, renewals, extensions or restatements thereof.

     "Security Documents" means the Guaranties and the Security Agreements, as
      ------------------
they may be amended, modified, supplemented, renewed, extended or restated from time to time, and any and all other agreements, deeds of trust, mortgages, chattel mortgages, security agreements, pledges, guaranties, assignments of proceeds, assignments of income, assignments of contract rights, assignments of partnership interests, assignments of royalty interests, or other collateral assignments, completion or surety bonds, standby agreements, subordination agreements, undertakings and other agreements, documents, instruments and financing statements now or hereafter executed and/or delivered by any Loan Party in connection with or as security or assurance for the payment or performance of the Obligations or any part thereof.

     "Solvent" means, with respect to any Person as of the date of any
      -------
determination, that on such date (a) the fair value of the Property of such Person (both at fair valuation and at present fair saleable value) is greater than the total liabilities, including, without limitation, contingent liabilities,

CREDIT AGREEMENT - Page 19
of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Subsidiary" means any corporation (or other entity) of which at least a
      ----------
majority of the outstanding shares of stock (or other ownership interests) having by the terms thereof ordinary voting power to elect a majority of the board of directors (or similar governing body) of such corporation (or other entity) (irrespective of whether or not at the time stock (or other ownership interests) of any other class or classes of such corporation (or other entity) shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower and/or one or more of the Subsidiaries of the Borrower.

     "Subsidiary Guaranty" means the guaranty of the Subsidiaries (other than
      -------------------
CAB and ITC) in favor of the Administrative Agent and the Lenders, in substantially the form of Exhibit "F", as the same may be modified pursuant to
                          -----------
one or more Joinder Agreements and as the same may be otherwise modified from time to time.

     "Swingline Advances" has the meaning specified in Section 2.1(a).
      ------------------                               --------------

     "Swingline Note" means the swingline promissory note provided for by
      --------------
Section 2.2 and all amendments and other modifications thereof.
-----------

     "Tangible Net Worth" means, at the time of determination and without
      ------------------
duplication, the remainder of (a) all amounts which, in conformity with GAAP, would be included as shareholders' equity on a consolidated balance sheet of the Borrower and its Subsidiaries minus (b) all amounts which, in conformity with
                              -----
GAAP, would be classified as intangible assets on a consolidated balance sheet of the Borrower and its Subsidiaries, including, without limitation, unamortized debt discount and expense, unamortized deferred charges, unamortized organizational costs, goodwill, and unamortized value of the Lock-Up Agreement.

     "Tax Ruling" means the Tax Ruling dated February 24, 1998, issued by the
      ----------
Internal Revenue Service to Richard N. Bailine of KPMG Peat Marwick, L.L.P., ruling that the Distribution would be a tax-free transaction, as more fully set forth therein.

CREDIT AGREEMENT - Page 20

     "Taxes" has the meaning specified in Section 6.6.
      -----                               -----------

     "Termination Date" means the earlier of (a) August 18, 2000 or (b) ninety
      ----------------
(90) days after the first to occur of any of the following events: (i) the Borrower shall fail to beneficially own for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, at least twenty-five percent (25%) of the outstanding common stock of ICII, (ii) the occurrence of a "Merger Event" or a "Tender Event" described in the Lock-Up Agreement or the Lock-Up Agreement is terminated, amended, altered or assigned by any party thereto without the prior approval of the Administrative Agent (to be granted or denied in its absolute discretion) or any party thereto shall ever become subject to any proceeding described in Section 13.1(e) or (f), (iii) ICII shall fail to comply
                        ----------------------
with the ICII Anti-Dilution and Dilution Event Notice Agreement or shall give notice of a dilution event thereunder that may result in the Borrowing failing to meet the requirements of clause (i) above, (iv) there shall be an increase in the percentage beneficial ownership of voting securities of ICII required to be owned or controlled by the Borrower to entitle the Borrower to the presumption of control under Section 2(a)(9) of the Investment Company Act of 1940 and the Borrower shall fail to own or control such increased percentage of ICII voting securities, (v) the representation and warranty contained in Section 9.17 hereof
                                                             ------------
shall be untrue in any respect, or (vi) the Securities Exchange Commission shall notify the Borrower or ICII that it is challenging or instituting any action to challenge the exemption from registration under the Investment Company Act of 1940 of any of the Borrower, ICII or any Subsidiary of the Borrower or ICII or otherwise asserts that the Borrower, ICII or any such Subsidiary is not in compliance with such Act; provided, however, that if within such ninety (90) day
                          --------  -------
period the Borrower cures such Early Termination Event or such Early Termination Event otherwise ceases to exist, in each case to the satisfaction of Required Lenders, and no subsequent additional Early Termination shall have occurred and shall continue to exist, then the Termination Date shall again mean the earlier of (a) August 18, 2000, or (b) ninety (90) days after the first to occur of any Early Termination Event.

     "Total Liabilities" means, at the time of determination and without
      -----------------
duplication, all amounts which, in conformity with GAAP, would be included in total liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries plus, without duplication: (a) Debt or other obligations of others guaranteed by such Person; (b), all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments (including those outstanding with respect to Letters of Credit); (c) all liabilities of such Person in respect of unfunded vested benefits under any Plan; and (d) net liabilities in respect of Hedge Agreements.

     "Traditional LHO Loans" means Eligible LHO Loans that constitute
      ---------------------
Traditional Loans as described in the description of Loan Types in Form 10.

     "Transaction Documents" means the Distribution Documents and the Loan
      ---------------------
Documents.

     "Type" shall mean either type of Account (i.e., a Base Rate Account or
      ----
Libor Account).

CREDIT AGREEMENT - Page 21

     "UCC" means the Uniform Commercial Code as in effect in the State of Texas
      ---
and/or any other jurisdiction, the laws of which may be applicable to or in connection with the creation, perfection or priority of any Lien on any Property created pursuant to any Security Document.

     "U.S." means the United States of America.
      ----

     "Wholly-Owned Subsidiary" means any Subsidiary that (i) is owned 100% by
      -----------------------
the Borrower and/or a Subsidiary, and (ii) is organized under the laws of a state within the United States of America.

     "Year 2000 Compliant" has the meaning set forth in Section 9.24 hereof.
      -------------------                               ------------

     "Year 2000 Problem" has the meaning set forth in Section 9.24 hereof.
      -----------------                               ------------

     Section 1.2  Other Definitional Provisions.  All definitions contained in
                  -----------------------------
this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

     Section 1.3  Accounting Terms and Determinations.  Except as otherwise
                  -----------------------------------
expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent and the Lenders hereunder shall be prepared, in accordance with GAAP, on a "consistent basis" with those used in the preparation of the financial statements referred to in Section 9.2. All calculations made for the purposes of determining
      -----------
compliance with the provisions of this Agreement shall be made by application of GAAP, on a "consistent basis" with those used in the preparation of the financial statements referred to in Section 9.2. Accounting principles are
                                    -----------
applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period. Changes in the application of accounting principles which do not have a material impact on calculating the financial covenants herein shall be deemed comparable in all material respects to accounting principles applied in a preceding period. To enable the ready and consistent determination of compliance by the Borrower with its obligations under this Agreement, the Borrower will not change the manner in which either the last day of its Fiscal Year or the last days of the first three Fiscal Quarters of its Fiscal Years is calculated without the prior written consent of the Required Lenders. In the event any changes in accounting principles required by GAAP, recommended by the Borrower's certified public accountants or requested by the Borrower (or that the Borrower otherwise requests and the Administrative Agent and Required Lenders agree to accept, such agreement not unreasonably to be denied) and implemented by the Borrower occur and such changes result in a change in the method of the calculation of financial covenants under this Agreement, then the Borrower, the Administrative Agent and the Required Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such changes with the desired result that

CREDIT AGREEMENT - Page 22
the criteria for evaluating such covenants shall be the same after such changes as if such changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Administrative Agent, the Borrower and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such changes had not occurred.

     Section 1.4  Time of Day. Unless otherwise indicated, all references in
                  -----------
this Agreement to times of day shall be references to Dallas, Texas time.

                                   ARTICLE 2

                           Revolving Credit Facility
                           -------------------------

     Section 2.1  Revolving Commitments.  Subject to the terms and conditions of
                  ---------------------
this Agreement, each Lender who has agreed to provide a Revolving Commitment severally agrees to make advances to IB prior to the Distribution and thereafter to the Borrower (who shall assume all Obligations of IB as part of the Distribution and IB shall be released therefrom concurrently therewith) from time to time from and including the Closing Date to but excluding the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Lender's Revolving Commitment as then in effect; provided, however, (a) the Outstanding Revolving Credit applicable to a
        --------  -------
Lender shall not at any time exceed such Lender's Revolving Commitment, minus
                                                                        -----
such Lender's Commitment Percentage times the amount available to be drawn against Letters of Credit and minus such Lender's Commitment Percentage of the
                              -----
Swingline Advances then outstanding, (b) the Outstanding Revolving Credit of all of the Lenders shall not at any time exceed the aggregate Revolving Commitments, minus the amount available to be drawn against Letters of Credit and minus the
                                                                     -----
Swingline Advances then outstanding; provided, however, that the aggregate to
                                     --------  -------
the Loans requested, Swingline Advances then outstanding and amounts available to be drawn against Letters of Credit) shall not exceed the Borrowing Base. It is expressly understood and agreed that the Lenders may and at present intend to use the Borrowing Base as a maximum ceiling on Revolving Credit Loans to the Borrower; provided, however, that it is agreed that should the Revolving
                 --------  -------
Credit Loans exceed the ceiling so determined or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute secured Obligations and, as such, shall be entitled to all benefits thereof and security therefor. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, prepay and reborrow hereunder the amount of the Revolving Commitments and may establish Base Rate Accounts and Libor Accounts thereunder and, until the Termination Date, the Borrower may Continue Libor Accounts established under the Revolving Loans or Convert Accounts established under the Revolving Loans of one Type into Accounts of the other Type. Accounts of each Type under the Revolving Loan made by each Lender shall be established and maintained at such Lender's Applicable Lending Office for Revolving Loans of such Type. Notwithstanding anything to the contrary contained in this Agreement, the Borrower may from time to time request, and NationsBank may at its discretion from time to time advance (but shall in no event be obligated to advance), Revolving Loans which are to be funded solely by NationsBank (the "Swingline Advances"); provided, however, that
                                   ------------------    --------  -------
(i) the aggregate principal amount of the Swingline Advances outstanding

CREDIT AGREEMENT - Page 23
at any time shall not exceed Twenty Million Dollars ($20,000,000) and the aggregate principal amount of the Revolving Loans outstanding at any time (inclusive of the Swingline Advances minus the amount available to be drawn
                                     -----
against Letters of Credit) shall not exceed the aggregate principal amount of the Revolving Commitments minus the amount available to be drawn against Letters
                          -----
of Credit, (ii) the Borrower shall pay interest on all Swingline Advances at an interest rate equal to the Federal Funds Rate plus one and five hundred seventy-five thousandths of one percent (1.575%), (iii) the Outstanding Revolving Credit shall never exceed the Borrowing Base, and (iv) NationsBank shall give the Administrative Agent and each Lender written notice of the aggregate outstanding principal amount of the Swingline Advances upon the written request of the Administrative Agent or any Lender (but no more often than once every calendar quarter). Furthermore, upon one Business Day's prior written notice given by NationsBank to the Administrative Agent and the other Lenders at any time and from time to time (including, without limitation, at any time following the occurrence of a default or an Event of Default) and, in any event, without notice on the Business Day immediately preceding the Termination Date, each Lender (including, without limitations, NationsBank) severally agrees, as provided in the first sentence of this Section 2.1, and notwithstanding anything
                                       -----------
to the contrary contained in this Agreement, any Default or Event of Default or the inability or failure of the Borrower or any of its Subsidiaries or any other Loan Party to satisfy any condition precedent to funding any of the Revolving Loans contained in Article 8 (which conditions precedent shall not apply to this
                   ---------
sentence), to make a Revolving Loan, in the form of a Base Rate Account, in an amount equal to its Commitment Percentage of the aggregate principal amount of the Swingline Advances then outstanding, and the proceeds of such Revolving Loans shall be promptly paid by the Administrative Agent to NationsBank and applied as a repayment of the aggregate principal amount of the Swingline Advances then outstanding.

     Section 2.2  Notes. The Revolving Loans made by a Lender shall, if
                  -----
requested by a Lender, be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit "A" hereto, payable to the order of such
                             ----------
Lender, in the maximum principal amount equal to its Revolving Commitment as originally in effect (or, if greater, its Revolving Commitment thereafter increased) and otherwise duly completed provided, however, that the Swingline
                                        --------  -------
Advances made by NationsBank shall be evidenced by a single promissory note of the Borrower in the maximum original principal amount of Twenty Million Dollars ($20,000,000) payable to the order of NationsBank in substantially the form of Exhibit B hereto, dated the Closing Date.
---------

     Section 2.3  Repayment of Revolving Loans.  The Revolving Loans will be
                  ----------------------------
repaid as follows:

     (a   Whether or not any Default or Event of Default has occurred, the outstanding principal amount of all Revolving Loans is due and payable, and shall be repaid by the Borrower in full, not later than the Termination Date; and

     (b   If at any time the aggregate unpaid principal amount of the
Outstanding Credit Loans exceeds the Prepayment Borrowing Base in effect at such time, the Borrower shall repay Swingline Advances (first) and the Revolving Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of the Outstanding Revolving Credit by an amount equal to such excess, together with accrued and unpaid interest on the amount so repaid to the date of repayment.

CREDIT AGREEMENT - Page 24

     Section 2.4 Use of Proceeds.  Subject to the terms of this Agreement, the
                 ---------------
proceeds of the Revolving Loans shall be used by the Borrower (i) contemporaneously with the Distribution to refinance the Existing Indebtedness,
(ii) to fund LHO Loans, (iii) for general corporate purposes arising in the ordinary course of business of the Borrower and its Subsidiaries, (iv) for the payment of Reimbursement Obligations and (v) to fund Investments specifically permitted (and not prohibited) by this Agreement.

     Section 2.5 Facility Fee.  The Borrower agrees to pay to the Administrative
                 ------------
Agent for the account of each Lender a facility fee on the daily average amount (whether used or unused) of such Lender's Revolving Commitment for the period from and including the Closing Date to and including the Termination Date, at a per annum rate equal to the Facility Fee Rate, computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day). Accrued facility fees under this Section 2.5 shall be
                                                           -----------
payable in arrears on each Quarterly Payment Date and on the Termination Date.

     Section 2.6 Termination or Reduction of Revolving Commitments. The Borrower
                 -------------------------------------------------
shall have the right to terminate fully or to reduce in part the unused portion of the Revolving Commitments at any time and from time to time, provided that:
                                                                --------
(a) the Borrower shall not have the right to terminate or reduce in part any unused portion of the Revolving Commitments that could or may be required to be advanced by the Lenders to refinance Swingline Advances then outstanding; (b) the Borrower shall give the Administrative Agent at least one (1) Business Day notice of each such termination or reduction as provided in Section 5.3 hereof;
                                                            -----------
and (c) each partial reduction shall be in an aggregate amount at least equal to Ten Million Dollars ($10,000,000) or a greater multiple of One Million Dollars ($1,000,000). The Revolving Commitments may not be reinstated after they have been terminated or reduced.

                                   ARTICLE 3

                           Letter of Credit Facility
                           -------------------------

     Section 3.1 Commitment to Issue.  The Borrower may utilize the Revolving
                 -------------------
Commitments by requesting that the Fronting Bank issue, and the Fronting Bank, subject to the terms and conditions of this Agreement, shall issue standby letters of credit for the Borrower's account (such letters of credit being hereinafter referred to as the "Letters of Credit", which may be for the benefit
                                -----------------
of a subsidiary); provided, however, (i) the aggregate amount of outstanding
                  --------  -------
Letter of Credit Liabilities shall not at any time exceed Forty-five Million Dollars ($45,000,000); (ii) the Outstanding Revolving Credit shall not at any time exceed the maximum amount prescribed by Section 2.1; (iii) the Outstanding
                                             -----------
Revolving Credit applicable to any Lender shall not at any time exceed the maximum amount for a Lender prescribed by Section 2.1; and (iv) the Outstanding
                                          -----------
Revolving Credit shall not exceed the Borrowing Base. Upon the date of issue of a Letter of Credit, the Administrative Agent shall be deemed, without further action by any party hereto, to have sold to each other Lender who holds a Revolving Commitment, and each such other Lender shall be deemed, without further action by any party hereto, to have purchased from the Administrative Agent, a participation to the extent of such Lender's Commitment Percentage (calculated with

CREDIT AGREEMENT - Page 25
respect to the Revolving Commitments only) in such Letter of Credit and the related Letter of Credit Liabilities. Upon termination of the Revolving Commitments, any Letter of Credit then outstanding which has been fully cash collateralized to the satisfaction of the Administrative Agent and the Fronting Bank shall no longer be considered a "Letter of Credit" as defined in this Agreement and any participating interest heretofore granted by the Fronting Bank to the Lenders holding Revolving Commitments in such Letter of Credit shall be deemed terminated but the letter of credit fees payable hereunder shall continue to accrue to the Fronting Bank with respect to such Letter of Credit until the expiry thereof.

     Section 3.2 Letter of Credit Request Procedure.  Except for Letters of
                 ----------------------------------
Credit issued on the Closing Date (including any thereof issued as a backup to Existing Letters of Credit), the Borrower shall give the Administrative Agent at least three (3) Business Days prior notice (effective upon receipt) specifying the date of each Letter of Credit and the nature of the transactions to be supported thereby. Upon receipt of such notice the Administrative Agent shall promptly notify the Fronting Bank and each other Lender who holds a Revolving Commitment of the contents thereof and of such Lender's Commitment Percentage (calculated based on the Revolving Commitments only) of the amount of the proposed Letter of Credit. Each Letter of Credit shall be payable in Dollars, must support a transaction entered into in the ordinary course of business of the Borrower or its Subsidiaries, must be reasonably satisfactory in form and substance to the Administrative Agent and the Fronting Bank, and shall be issued pursuant to such documentation as the Administrative Agent and the Fronting Bank may reasonably require, including, without limitation, the Fronting Bank's standard form Letter of Credit Agreement; provided, that, in the event of any
                                          --------
conflict between the terms of such agreement and the other Loan Documents, the terms of the other Loan Documents shall control.

     Section 3.3 Letter of Credit Fees.  The Borrower will pay to the
                 ---------------------
Administrative Agent for the account of each Lender who holds a Revolving Commitment a letter of credit fee on such Lender's Commitment Percentage of the daily average amount available for drawings under the Letters of Credit, such letter of credit fee (i) to be paid in arrears on the first Quarterly Payment Date occurring after the date of the issuance of the first Letter of Credit and on each Quarterly Payment Date thereafter until the date of expiration or termination of all Letters of Credit and (ii) to be calculated at a rate per annum equal to the Libor Rate Margin applicable to the Revolving Loans on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day). After receiving any payment of any letter of credit fees under this clause (c), the Administrative Agent will promptly pay to each Lender that holds a Revolving Commitment the letter of credit fees then due such Lender. The Borrower will also pay to the Fronting Bank for its account only a fronting fee on the daily average amount available to be drawn under all outstanding Letters of Credit, such fronting fee (i) to be paid in arrears on the first Quarterly Payment Date occurring after the date of the issuance of the first Letter of Credit and on each Quarterly Payment Date thereafter until the date of expiration or termination of all Letters of Credit and (ii) to be calculated as set forth in that certain letter dated August __, 1998, from NationsBank to the Borrower, as the same may be amended from time to time. The Borrower will also pay to the Fronting Bank, for its account only, all customary fees for amendments to and processing of the Letters of Credit.

CREDIT AGREEMENT - Page 26

     Section 3.4 Funding of Drawings.  Upon receipt from the beneficiary of any
                 -------------------
Letter of Credit of any demand for payment or other drawing under such Letter of Credit, the Fronting Bank shall promptly so notify the Administrative Agent and the Administrative Agent shall promptly so notify the Borrower and each Lender that holds a Revolving Commitment as to the amount to be paid as a result of such demand or drawing and the respective payment date. Not later than 2:00 p.m. on the applicable payment date if the Borrower has not reimbursed the Fronting Bank for the amount paid as a result of such demand or drawing, each Lender will make available to the Administrative Agent, at the Principal Office, in immediately available funds, an amount equal to such Lender's Commitment Percentage of the amount to be paid as a result of such demand or drawing which has not been reimbursed even if the conditions to a Loan under Article 8 hereof
                                                               ---------
have not been satisfied and the Administrative Agent shall promptly pay such amounts to the Fronting Bank.

     Section 3.5 Reimbursements.  The Borrower shall be irrevocably and
                 --------------
unconditionally obligated to immediately reimburse the Fronting Bank (through the Administrative Agent) for any amounts paid by the Fronting Bank upon any demand for payment or drawing under any Letter of Credit, without presentment, demand, protest, or other formalities of any kind. All payments on the Reimbursement Obligations shall be made to the Administrative Agent not later than 2:00 p.m. on the date of the corresponding payment under the Letter of Credit by the Fronting Bank; provided, that the Administrative Agent has provided notice to the Borrower prior to 11:00 a.m. on such day that such payment is due. In the event such notice is received after 11:00 a.m. on a Business Day, such payment shall be due not later than 1:00 p.m. on the next succeeding Business Day. Subject to the other terms and conditions of this Agreement, such reimbursement may be made by the Borrower requesting a Revolving Loan in accordance with Section 5.1 hereof, the proceeds of which shall be
                        -----------
credited against the Borrower's Reimbursement Obligations. The Administrative Agent will pay to each Lender participating in a Letter of Credit such Lender's Commitment Percentage (calculated based on the Revolving Commitments only) of all amounts received from the Borrower for application in payment, in whole or in part, to the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Lender has made payment to the Administrative Agent in respect of such Letter of Credit pursuant to Section 3.4.
                                             -----------

     Section 3.6 Reimbursement Obligations Absolute.  The Reimbursement
                 ----------------------------------
Obligations of the Borrower under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever and the Borrower hereby waives any defense to the payment of the Reimbursement Obligations based on any circumstance whatsoever, including without limitation, in either case, the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit or any other Loan Document; (ii) the existence of any claim, set-off, counterclaim, defense or other rights which any Loan Party or any other Person may have at any time against any beneficiary of any Letter of Credit, the Fronting Bank, the Administrative Agent, any Lender or any other Person, whether in connection with any Loan Document or any unrelated transaction; (iii) any statement, draft or other documentation presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (iv) payment by the Fronting Bank under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; or (v) any other circumstance whatsoever, whether or not similar to any of the foregoing.

CREDIT AGREEMENT - Page 27

     Section 3.7 Issuer Responsibility.  The Borrower assumes all risks of the
                 ---------------------
acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Fronting Bank, the Administrative Agent nor any Lender nor any of their respective officers or directors shall have any responsibility or liability to the Borrower or any other Person for:
(i) the failure of any draft to bear any reference or adequate reference to any Letter of Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender or to take up any Letter of Credit or to send documents apart from drafts as required by the terms of any Letter of Credit, or the failure of any Person to note the amount of any instrument on any Letter of Credit, each of which requirements, if contained in any Letter of Credit itself, it is agreed may be waived by the Fronting Bank;
(ii) errors, omissions, interruptions or delays in transmission or delivery of any messages; (iii) the validity, sufficiency or genuineness of any draft or other document, or any endorsement(s) thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent or forged or any statement therein is untrue or inaccurate in any respect; (iv) the payment by the Fronting Bank to the beneficiary of any Letter of Credit against presentation of any draft or other document that does not comply with the terms of the Letter of Credit; or (v) any other circumstance whatsoever in making or failing to make any payment under a Letter of Credit. Anything herein to the contrary notwithstanding, the Borrower shall have a claim against the Fronting Bank, and the Fronting Bank shall be liable to the Borrower, to the extent of any direct (but not indirect, consequential or punitive) damages suffered by the Borrower which the Borrower proves in a final nonappealable judgment were caused by (i) the Fronting Bank's misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms thereof or (ii) the Fronting Bank's willful failure to pay under any Letter of Credit after presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. The Fronting Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     Section 3.8 Cash Collateral.  If any Letter of Credit is outstanding on the
                 ---------------
Termination Date, then on or prior to such Termination Date, the Borrower shall, promptly on demand by the Administrative Agent, deposit with the Administrative Agent, for the ratable benefit of the Credit Parties, with respect to each Letter of Credit then outstanding, as the Administrative Agent shall specify, Cash Collateral in an amount necessary to reimburse the Credit Parties for payments made by the Credit Parties resulting from any drawing under such Letter of Credit or under any reimbursement or guaranty agreement with respect thereto. Such Cash Collateral shall be held by the Administrative Agent for the benefit of the Credit Parties, as security for, and to provide for the payment of, the Reimbursement Obligations. In addition, the Administrative Agent may at any time after the Termination Date apply any or all of such Cash Collateral to the payment of any or all of the Secured Obligations then due and payable.

                                   ARTICLE 4

                               Interest and Fees
                               -----------------

CREDIT AGREEMENT - Page 28

     Section 4.1 Interest Rate.  The Borrower shall pay to the Administrative
                 -------------
Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan to but excluding the date such Loan is due, at a fluctuating rate per annum equal to the Applicable Rate. The term "Applicable Rate" means:
                                         ---------------

          (a) during the period that such Loans or portions thereof are subject to a Base Rate Account, the Base Rate; and

          (b) during the period that such Loans or portions thereof are subject to a Libor Account, the Adjusted Libor Rate plus the Libor Rate Margin.

     Section 4.2 Payment Dates.  Accrued interest on the Loans shall be due and
                 -------------
payable as follows: (i) in the case of Loans subject to Base Rate Accounts, on each Quarterly Payment Date and on the Termination Date; (ii) in the case of Loans subject to Libor Accounts and with respect to each such Account, on (A) the last day of the Interest Period with respect thereto, (B) in the case of an Interest Period greater than three months, at three-month intervals after the first day of such Interest Period, and (C) on the Termination Date.

     Section 4.3 Default Interest.  Notwithstanding the foregoing, upon the
                 ----------------
occurrence and during the continuance of an Event of Default, the Borrower will pay to the Administrative Agent for the account of each Lender interest at the applicable Default Rate on any principal of any Loan made by such Lender, any Reimbursement Obligation, and (to the fullest extent permitted by law) any other amount payable by the Borrower under any Loan Document to or for the account of the Administrative Agent or such Lender.

     Section 4.4. Conversions and Continuations of Accounts.  Subject to Section
                  -----------------------------------------              -------
5.2 hereof, the Borrower shall have the right from time to time to Convert all
---
or part of any Base Rate Account in existence under a Loan (other than a Swingline Advance) into a Libor Account under the same Loan or to continue Libor Accounts in existence under a Loan as Libor Accounts under the same
Loan, provided that:  (a) the Borrower shall give the Administrative Agent
      --------
notice of each such Conversion or Continuation as provided in Section 5.3
                                                              -----------
hereof; (b) subject to Section 6.3 hereof, a Libor Account may only be Converted
                       -----------
on the last day of the Interest Period therefor; and (c) except for Conversions into Base Rate Accounts, no Conversions or Continuations shall be made without the consent of the Administrative Agent and the Required Lenders while a Default has occurred and is continuing.

     Section 4.5 Computations.  Interest and fees payable by the Borrower
                 ------------
hereunder and under the other Loan Documents shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) in the period for which interest is payable unless such calculation would result in a rate that exceeds the Maximum Rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

                                   ARTICLE 5

                             Administrative Matters
                             ----------------------

CREDIT AGREEMENT - Page 29

     Section 5.1 Borrowing Procedure.  The Borrower shall give the
                 -------------------
Administrative Agent, and the Administrative Agent will give the Lenders, notice of each borrowing under the Commitments in accordance with Section 5.3 hereof.
                                                           -----------
Not later than 1:00 p.m. on the date specified for each borrowing under the applicable Commitment, each Lender obligated with respect to such Commitment will make available the amount of the Loan to be made by it on such date to the Administrative Agent, at the Principal Office, in immediately available funds, for the account of the Borrower. The amounts received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by 3:00 p.m. at the Borrower's direction by transferring the same, in immediately available funds by wire transfer, automated clearinghouse debit or interbank transfer to (a) a bank account of the Borrower designated by the Borrower in writing or (b) a Person or Persons designated by the Borrower in writing. Without limiting the other terms and conditions of this Agreement, at the time of each borrowing hereunder the Borrower must be current in the delivery of all Compliance Certificates and Borrowing Base Certificates required to be delivered to the Administrative Agent and the Lenders pursuant to this Agreement.

     Section 5.2 Minimum Amounts.  Except for prepayments and Conversions
                 ---------------
pursuant to Section 5.4(a) and Article 6 hereof, each Base Rate Account
            --------------     ---------
applicable to a Loan and each prepayment of principal of a Loan shall be in a minimum principal amount of One Million Dollars ($1,000,000) or any larger amount in increments of One Hundred Thousand Dollars ($100,000 ) or in the case of Swingline Advances in a minimum principal amount of Five Hundred Thousand Dollars ($500,000) or any larger amounts in increments of Fifty Thousand Dollars ($50,000). Each LIBOR Account applicable to a Loan shall be in a minimum principal amount of Five Million Dollars ($5,000,000) or any larger amount in increments of One Hundred Thousand Dollars ($100,000).

     Section 5.3 Certain Notices.  Notices by the Borrower to the Administrative
                 ---------------
Agent of terminations or reductions of Commitments, of borrowings and prepayments of Loans and of Conversion and Continuations of Accounts shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. on the Business Day prior to (or, with respect to Base Rate Accounts, on) the date of the relevant termination, reduction, borrowing, Conversion, Continuation or other repayment specified below:

=========================================================================================================
                                  Notice                                    Number of Business Days Prior
 Termination or reduction of Commitments                                                  1
---------------------------------------------------------------------------------------------------------
 Borrowing of Loans subject to Base Rate Accounts, prepayment or
 repayment of Loans subject to Base Rate Accounts, Conversions into Base                  0
 Rate Accounts or Swingline Advances
---------------------------------------------------------------------------------------------------------
 Borrowing, prepayment or repayment of Loans subject to Libor Accounts,                   3
 Conversions into or Continuations as Libor Accounts
=========================================================================================================

CREDIT AGREEMENT - Page 30

Notwithstanding the forgoing, the Borrower may give an effective notice of borrowing of Revolving Loans subject to Base Rate Accounts if the proceeds will be used to satisfy Reimbursement Obligations in accordance with Section 3.5 not
                                                                -----------
later than 12:00 noon on the Business Day of the proposed borrowing. Any notices of the type described in this Section 5.3 which are received by the
                                      -----------
Administrative Agent after the applicable time set forth above on a Business Day shall be deemed to be received and shall be effective on the next Business Day. Each such notice of termination or reduction shall specify the applicable Commitments to be affected and the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation, or prepayment shall specify (a) the Loans to be borrowed or prepaid or the Accounts to be Converted or Continued; (b) the amount (subject to Section 5.2 hereof) to be
                                                   -----------
borrowed (and with respect to Base Rate Accounts, whether any of such Base Rate Accounts will be Swingline Advances), Converted, Continued or prepaid; (c) in the case of a Conversion, the Type of Account to result from such Conversion;
(d) in the case of a borrowing, the Type of Account or Accounts to be applicable to such borrowing and the amounts thereof; (e) in the event a Libor Account is selected, the duration of the Interest Period therefor; and (f) the date of borrowing, Conversion, Continuation, or prepayment (which shall be a Business
Day).  Any notices by the Borrower of the type described in this Section 5.3 may
                                                                 -----------
be made orally or in writing and, if made orally, must be confirmed in writing not more than two (2) Business Days after the notice is given. The Administrative Agent shall notify the Lenders of the contents of each such notice on the date of its receipt of the same or, if received on or after the applicable time set forth above on a Business Day, on the next Business Day. In the event the Borrower fails to select the Type of Account applicable to a Loan, or the duration of any Interest Period for any Libor Account, within the time period and otherwise as provided in this Section 5.3, such Account (if
                                         -----------
outstanding as a Libor Account) will be automatically Converted into a Base Rate Account on the last day of the preceding Interest Period for such Account or (if outstanding as a Base Rate Account) will remain as, or (if not then outstanding) will be made as, a Base Rate Account. The Borrower may not borrow any Loans subject to a Libor Account, Convert any Base Rate Accounts into Libor Accounts, or Continue any Libor Account as a Libor Account if the Applicable Rate for such Libor Accounts would exceed the Maximum Rate.

     Section 5.4 Prepayments.
                 -----------

          (a)  Mandatory.  If at any time the Outstanding Revolving Credit
               ---------
     exceeds the aggregate Revolving Commitments or the Prepayment Borrowing Base, the Borrower shall, within one (1) Business Day after the occurrence thereof, prepay outstanding Swingline Advances (first) and the Outstanding Revolving Loans by the amount of the excess, such prepayments of Outstanding Revolving Loans to be applied first to Base Rate Accounts and thereafter to LIBOR Accounts with the shortest remaining Interest Periods.

          (b)  Optional.  Subject to Section 5.2 hereof and the provisions of
               --------              -----------
     this clause (b), the Borrower may, at any time and from time to time
          ----------
     without premium or penalty upon prior notice to the Administrative Agent as specified in Section 5.3 hereof, prepay or repay any Loan in full or in
                  -----------
     part. Loans subject to a Libor Account may be prepaid or repaid only on the last day of the Interest Period applicable thereto unless (i) the Borrower pays to the Administrative Agent for the account of the applicable Lenders any amounts due under Section 6.5 hereof as a result of such prepayment or
                           -----------
     repayment or (ii) after giving effect to

CREDIT AGREEMENT - Page 31
     such prepayment or repayment, the aggregate principal amount of the Libor Accounts applicable to the Loan being prepaid or repaid having Interest Periods that end after such payment date shall be equal to or less than the principal amount of such Loan after such prepayment or repayment.

     Section 5.5 Method of Payment.  Except as otherwise expressly provided
                 -----------------
herein, all payments of principal, interest, and other amounts to be made by the Borrower or any other Loan Party under the Loan Documents shall be made to the Administrative Agent at the Principal Office for the account of each Lender's Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction, or counterclaim, not later than 1:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day). The Borrower shall, at the time of making each such payment, specify to the Administrative Agent the sums payable under the Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion, subject to Section 5.6 hereof and
                                                          -----------
provided that when applying any such amounts to any Loans, Loans subject to Base Rate Accounts shall be prepaid in full prior to any application to Loans subject to Libor Accounts) provided however, that, unless NationsBank expressly agrees
                   -------- -------
to the contrary, such payment shall be applied first to any outstanding Swingline Advances until such advances are paid in full. Upon the occurrence and during the continuation of an Event of Default, all proceeds of any Collateral, all funds from time to time on deposit in any Concentration Account or any collection account referred to in Section 10.3 and all other funds of the
                                         ------------
Borrower or any Guarantor in the possession of the Administrative Agent or any Lender (subject to Section 5.7), may be applied by the Administrative Agent to
                   -----------
the Obligations in such order and manner as the Administrative Agent may elect, subject to Section 5.4 provided however, that, unless NationsBank expressly
           ----------- -------- -------
agrees to the contrary, such proceeds and funds shall be applied first to any outstanding Swingline Advances until such advances are paid in full. Each payment received by the Administrative Agent under any Loan Document for the account of a Lender shall be paid to such Lender by 3:00 p.m. on the date the payment is deemed made to the Administrative Agent in immediately available funds, for the account of such Lender's Applicable Lending Office. Whenever any payment under any Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

     Section 5.6 Pro Rata Treatment.  Except to the extent otherwise provided
                 ------------------
herein: (a) each Loan shall be made by the Lenders holding Commitments for such Loan, each payment of commitment fees under Sections 2.5 hereof and letter of
                                            ------------
credit fees under Subsection 3.3 hereof shall be made for the account of the
                  --------------
Lenders holding Revolving Commitments, and each termination or reduction of the Commitments shall be applied to the Commitments of the Lenders holding the applicable Commitments, pro rata according to their respective Commitment Percentages (calculated with respect to the Commitments for the Loans in question only); (b) the making, Conversion, and Continuation of Accounts of a particular Type (other than Conversions provided for by Section 6.4 hereof)
                                                        -----------
shall be made pro rata among the Lenders holding Accounts of such Type according to their respective Commitment Percentages (calculated with respect to the Commitments for the Loans in

CREDIT AGREEMENT - Page 32
question only); (c) each payment and prepayment of principal of or interest on Loans or Reimbursement Obligations by the Borrower shall be made to the Administrative Agent for the account of the Administrative Agent or the Lenders holding such Loans or Reimbursement Obligations (or participation interests therein) pro rata in accordance with the respective unpaid principal amounts of such Loans or participation interests held by the Administrative Agent or such Lenders; provided that as long as no default in the payment of interest exists,
         --------
payments of interest made when Lenders are holding different types of Accounts applicable to the same Loan as a result of the application of Section 6.4, shall
                                                              -----------
be made to the Lenders in accordance with the amount of interest owed to each; and (d) the Lenders holding Revolving Commitments (other than the Administrative Agent) shall purchase from the Administrative Agent participations in the Letters of Credit to the extent of their respective Commitment Percentages (calculated with respect to the Revolving Commitments only). If at any time payment, in whole or in part, of any amount distributed by the Administrative Agent hereunder is rescinded or must otherwise be restored or returned by the Administrative Agent as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to the Administrative Agent.

     Section 5.7 Sharing of Payments.  If a Lender shall obtain payment of any
                 -------------------
principal of or interest on any of the Obligations due to such Lender hereunder directly (and not through the Administrative Agent) through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Obligations held by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment pro rata in accordance with the unpaid principal of and interest on the Obligations then due to each of them. To such end, all of the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Obligations held by the other Lenders may exercise all rights of set-off, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Lender were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

     Section 5.8 Non-Receipt of Funds by the Administrative Agent.  Unless the
                 ------------------------------------------------
Administrative Agent shall have been notified by a Lender or the Borrower (the "Payor") prior to the date on which such Lender is to make payment to the
 -----
Administrative Agent hereunder or the Borrower is to make a payment to the Administrative Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice
                                              ----------------
shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent, (a) the recipient of such payment shall, on

CREDIT AGREEMENT - Page 33
demand, pay to the Administrative Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period, and (b) the Administrative Agent shall be entitled to offset against any and all sums to be paid to such recipient, the amount calculated in accordance with the foregoing clause (a).
                                                   ----------

     Section 5.9 Participation Obligations Absolute; Failure to Fund
                 ---------------------------------------------------
Participation.  The obligations of a Lender holding a Revolving Commitment to
-------------
fund its participation in the Letters of Credit in accordance with the terms hereof shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever, including without limitation, the following circumstances: (a) any lack of validity of any Loan Document; (b) the occurrence of any Default; (c) the existence of any claim, set-off, counterclaim, defenses or other rights which such Lender, any Loan Party, or any other Person may have; (d) the occurrence of any event that has or could reasonably be expected to have a Material Adverse Effect on the Borrower or any other Loan Party; (e) the failure of any condition to a Loan under Article 8
                                                                   ---------
hereof to be satisfied; (f) the fact that after giving effect to the funding of the participation the Outstanding Revolving Credit may exceed the aggregate Revolving Commitments; or (g) any other circumstance whatsoever, whether or not similar to any of the foregoing. If a Lender fails to fund its participation in a Letter of Credit as required hereby, such Lender shall, subject to the foregoing proviso, remain obligated to pay to the Administrative Agent the amount it failed to fund on demand together with interest thereon in respect of the period commencing on the date such amount should have been funded until the date the amount was actually funded to the Administrative Agent at a rate per amount equal to the Federal Funds Rate for such period and the Administrative Agent shall be entitled to offset against any and all sums to be paid to such Lender hereunder the amount due the Administrative Agent under this sentence.

                                 ARTICLE 6

                            Change in Circumstances
                            -----------------------

     Section 6.1 Increased Cost and Reduced Return.
                 ---------------------------------

          (a)  Increased Cost.  If, after the date hereof, any Regulatory Change
               --------------
     or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any Governmental Authority, central bank, or comparable agency:

               (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Libor Accounts, its Notes, or its obligation to make Libor Accounts, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Notes in respect of any Libor Accounts (other than franchise taxes or taxes imposed on or measured by the net income of such Lender by the jurisdiction in

CREDIT AGREEMENT - Page 34
          which such Lender is organized, has its principal office or such Applicable Lending Office or is doing business);

               (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Libor Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitments of such Lender hereunder; or

               (iii) shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Libor Accounts or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Notes with respect to any Libor Accounts, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 6.1(a), the Borrower may, by notice to such Lender
                    --------------
(with a copy to the Administrative Agent), suspend the obligation of such Lender to make or maintain Libor Accounts, or to Convert Base Rate Accounts into Libor Accounts, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 6.4 shall be applicable);
                                           -----------
provided that such suspension shall not affect the right of such Lender to
--------
receive the compensation so requested.

          (b)  Capital Adequacy. If, after the date hereof, any Lender shall
               ----------------
have determined that any Regulatory Change has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time upon demand, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c)  Claims under this Section 6.1. Each Lender shall promptly (and,
               -----------------------------
if reasonably able to do so, within 180 days after first receiving knowledge thereof) notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to such compensation pursuant to this Section 6.1 and will designate a
                                             -----------
different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to the Borrower and the Administrative Agent a statement

CREDIT AGREEMENT - Page 35
     setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     Section 6.2 Limitation on Libor Accounts. If on or prior to the first day
                 ----------------------------
of any Interest Period for any Libor Account:

          (a) the Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Libor Rate for such Interest Period; or

          (b) the Required Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the Adjusted Libor Rate will not adequately and fairly reflect the cost to the Lenders of funding Libor Accounts for such Interest Period;

then the Administrative Agent shall give the Borrower prompt notice thereof specifying the amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Libor Accounts, Continue Libor Accounts, or to Convert Base Rate Accounts into Libor Accounts and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Libor Accounts, either prepay such Libor Accounts or Convert such Libor Accounts into Base Rate Accounts in accordance with the terms of this Agreement.

     Section 6.3 Illegality. Notwithstanding any other provision of this
                 ----------
Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Libor Accounts hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Libor Accounts and to Convert Base Rate Accounts into Libor Accounts shall be suspended until such time as such Lender may again make, maintain, and fund Libor Accounts (in which case the provisions of Section
6.4 shall be applicable).
---

     Section 6.4 Treatment of Affected Accounts. If the obligation of any Lender
                 ------------------------------
to make a particular Libor Account or to Continue, or to Convert Base Rate Accounts into, Libor Accounts shall be suspended pursuant to Sections 6.1 or 6.3
                                                             -------------------
hereof (Accounts of such Type being herein called "Affected Accounts"), such
                                                   -----------------
Lender's Affected Accounts shall be automatically Converted into Base Rate Accounts on the last day(s) of the then current Interest Period(s) for the Affected Accounts (or, in the case of a Conversion required by Section 6.3
                                                               -----------
hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections 6.1 or 6.3 hereof
                                                      -------------------
that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's Affected Accounts have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Accounts shall be applied instead to its Base Rate Accounts; and

          (b) all Accounts that would otherwise be made or Continued by such Lender as Libor Accounts shall be made or Continued instead as Base Rate Accounts, and all Accounts

CREDIT AGREEMENT - Page 36
     of such Lender that would otherwise be Converted into Libor Accounts shall be Converted instead into (or shall remain as) Base Rate Accounts.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Sections 6.1 or 6.3 hereof that gave
                                           -------------------
rise to the Conversion of such Lender's Affected Accounts no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Libor Accounts made by other Lenders are outstanding, such Lender's Base Rate Accounts shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such other Lender's outstanding Libor Accounts, to the extent necessary so that, after giving effect thereto, all Accounts held by the Lenders holding Libor Accounts and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitment Percentages.

     Section 6.5 Compensation. Upon the request of any Lender, the Borrower
                 ------------
shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense incurred by it as a result of:

          (a) any payment, prepayment, or Conversion by the Borrower of a Libor Account for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 13.2) on a date other than
                                           ------------
     the last day of the Interest Period for such Libor Account; or

          (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article 8
                                                                     ---------
     to be satisfied) to borrow, Convert, Continue, or prepay a Libor Account on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

     Section 6.6 Taxes.
                 -----

          (a)    Withholding Taxes. Except as otherwise provided in this
                 -----------------
Agreement (and subject to Section 6.7), any and all payments by any Loan Party
                          -----------
to or for the account of any Lender or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and each Administrative Agent, taxes
---------
imposed on or measured by its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or such Administrative Agent (as the case may be) is organized, located or doing business or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If a Loan Party shall be
                                              -----
required by law to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Lender or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section
                                                                       -------

6.6) such Lender or such Administrative Agent receives an
---
CREDIT AGREEMENT - Page 37
     amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Loan Party shall make such deductions, (iii) the applicable Loan Party shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and
     (iv) the applicable Loan Party shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

          (b) Stamp Taxes, Etc. In addition, the Borrower agrees to pay any and
              ----------------
     all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").
                                                -----------

          (c) TAX INDEMNIFICATION. THE BORROWER AGREES TO INDEMNIFY EACH LENDER
              -------------------
     AND THE ADMINISTRATIVE AGENT PARTY FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY TAXES OR OTHER TAXES IMPOSED OR ASSERTED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION 6.6)
                                                                -----------
     PAID BY SUCH LENDER (AS THE CASE MAY BE) AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO.

     Section 6.7 Withholding Tax Exemption. Each Lender and Administrative Agent
                 -------------------------
organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (a) if such Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces to zero the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to a complete exemption from tax on payments pursuant to any of the Loan Documents or (b) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a Form W-8, or any subsequent versions thereof or successors thereto (and, if such non-U.S. Lender delivers a Form W-8, a certificate representing that such non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such non-U.S. Lender claiming complete exemption from United States Federal withholding tax on payments of interest by the Borrower under this Agreement

CREDIT AGREEMENT - Page 38
and the other Loan Documents. For any period with respect to which a Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to this Section 6.7 and thereby to establish complete exemption
                      -----------
from United States withholding tax (unless such failure to establish complete exemption from United States withholding tax is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), (A) the applicable Loan Party shall deduct all required Taxes from any amounts payable to such Lender under any Loan Document,
(B) the applicable Loan Party shall pay the full amount allocated to the relevant taxing authority or other authority in accordance with applicable law,
(C) the applicable Loan Party shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof and (D) such Lender shall not be entitled to an indemnification or increases in the sum payable under Sections 6.6 or 14.5 with respect to Taxes imposed by the United
              ------------    ----
States; provided, however, that should a Lender, which is otherwise exempt from
        --------  -------
or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

     Section 6.8 Replacement of Affected Lender. Within ninety (90) days after
                 ------------------------------
receipt by the Borrower of written notice and demand from any Lender for any payment under the terms of Section 6.1 or Section 6.6, or within ninety (90)
                           -----------    -----------
days of the Borrower becoming aware that a Lender has become insolvent, or its assets subject to a receiver, liquidator, trustee, custodian or other similar Person or it or its assets are otherwise subject to insolvency proceedings, then, subject to this Section 6.8, the Borrower may, at its option notify the
                      -----------
Administrative Agent and such Lender (the "Affected Lender") of its intention to
                                           ---------------
obtain, at the Borrower's expense, a replacement Lender ("Replacement Lender")
                                                          ------------------
to purchase the Affected Lender's Loans and its obligations under the Loan Documents. Subject to this Section 6.8, the Borrower shall, within ninety (90)
                           -----------
days following the delivery of such notice from the Borrower cause the Replacement Lender to purchase (and the Affected Lender hereby agrees to sell and convey to such Replacement Lender) the Loans of the Affected Lender and assume the Affected Lender's Commitment and obligations hereunder in accordance with the terms of an Assignment and Acceptance for cash in an aggregate amount equal to the aggregate unpaid principal of the Loans held by such Affected Lender, all unpaid interest and commitment fees accrued thereon, and all other Secured Obligations owed to such Affected Lender including amounts owed under Sections 6.1 or 6.6. Notwithstanding the foregoing, (i) the Borrower shall
------------    ---
continue to be obligated to pay to the Affected Lender in full all amounts then demanded and due under Sections 6.1 or 6.6 in accordance with the terms thereof,
                       ------------    ---
(ii) neither the Administrative Agent nor any Lender shall have any obligation to find a Replacement Lender, (iii) the Replacement Lender must be acceptable to the Administrative Agent in its sole discretion and (iv) NationsBank, N.A. may not be replaced under this Section 6.8 without its consent.
                           -----------

                                   ARTICLE 7

                                   Security
                                   --------

     Section 7.1 Collateral.
                 ----------

CREDIT AGREEMENT - Page 39

          (a) To secure the full and complete payment and performance of the Obligations, the Borrower shall, and shall cause each of its Subsidiaries, other than the Foreign Subsidiaries, to, on or before the Closing Date, grant to the Administrative Agent for the benefit of the Administrative Agent and the Lenders a perfected, first priority Lien on all of its right, title and interest in and to the following Property, whether now owned or hereafter acquired, and the proceeds and products thereof, pursuant to the Security Documents:

               (i) all capital stock of each of the Subsidiaries of the Borrower owned as of the Closing Date or thereafter acquired by the Borrower or any Subsidiary of the Borrower;

               (ii) each Lockbox and Agency Account and any cash or other moneys credited thereto or retained therein;

               (iii) all capital stock of ICII or any other Person owned as of the Closing Date or thereafter acquired by the Borrower or any Subsidiary of the Borrower; and

               (iv) all LHO Loans outstanding as of the Closing Date or thereafter at any time existing, together with all LHO Loan Collateral therefor.

The Borrower covenants that none of the capital stock to be pledged in accordance with this Section 7.1 shall be subject to any transfer restrictions,
                     -----------
shareholders' agreement or other restriction except for such restrictions under Applicable Laws and such restrictions, if any, as may be reasonably acceptable to the Administrative Agent. In connection with and in addition to the foregoing, the Borrower and its Subsidiaries shall execute and/or deliver such Security Documents and further agreements, documents and instruments (including, without limitation, the LHO Loan notes, stock certificates, stock powers, endorsements, collateral assignments, and financing statements) as the Administrative Agent may reasonably request in order for it to obtain and maintain the perfected, first priority Liens to be granted in accordance with this Section 7.1.
     -----------

     Section 7.2 Guaranties. Each Subsidiary of the Borrower, other than CAB and
                 ----------
ITC, in existence on the Closing Date shall guarantee payment and performance of the Obligations pursuant to the Subsidiary Guaranty.

    Section 7.3 New Subsidiaries, New Issuances of Capital Stock.
                ------------------------------------------------
Contemporaneously with the creation or acquisition of any Subsidiary of the Borrower after the Closing Date, the Borrower shall, and shall cause each of its Subsidiaries to:

          (a) grant or cause to be granted to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a perfected, first priority security interest in all capital stock or other ownership interests in or indebtedness of such Subsidiary owned by the Borrower or any Subsidiary of the Borrower (to the extent such capital stock or other ownership interests or indebtedness are already not so pledged to the Administrative Agent and the creation of a Lien thereon is not prohibited by Applicable Law); and

CREDIT AGREEMENT - Page 40

          (b) cause each such Subsidiary to guarantee the payment and performance of the Obligations by executing and delivering to the Administrative Agent an appropriate Guaranty.

Contemporaneously with the issuance of any additional capital stock of any of the Subsidiaries of the Borrower after the Closing Date, the Borrower shall, and shall cause each of its Subsidiaries and other appropriate Persons (as applicable) to, grant or cause to be granted to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a perfected, first priority security interest in all capital stock or other ownership interests in such Subsidiary owned by any shareholder of any Subsidiary of the Borrower, the Borrower or any Subsidiary of the Borrower (to the extent such capital stock or other ownership interests are already not so pledged to the Administrative Agent). The Borrower covenants that none of the capital stock to be pledged in accordance with this Section 7.3 shall be subject to any transfer restriction,
                     -----------
shareholders' agreement or other restriction except for such restrictions under Applicable Laws and such restrictions, if any, as may be reasonably acceptable to the Administrative Agent. In connection with and in addition to the foregoing, the Borrower and its Subsidiaries shall execute and/or deliver such further agreements, documents and instruments (including, without limitation, the LHO Loan notes, stock certificates, stock powers, endorsements, collateral assignments, and financing statements) as the Administrative Agent may reasonably request in order for it to obtain and maintain the perfected, first priority Liens to be granted in accordance with this Section 7.3.
                                                     -----------

     Section 7.4 Release of Collateral. Upon any sale, transfer or other
                 ---------------------
disposition of Collateral that is expressly permitted under Section 11.8 and
                                                            ------------
upon five Business Days prior written request by the Borrower, the Administrative Agent shall execute at the Borrower's expense such documents as may be necessary to evidence the release by the Administrative Agent of its Liens on such Collateral being sold, transferred or otherwise disposed of; provided, however, that (a) the Administrative Agent shall not be required to
--------  -------
release any Lien on any Collateral if a Default shall have occurred and be continuing, (b) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation not reimbursed by the Borrower or entail any consequences other than the release of such Lien without recourse or warranty, and (c) such release shall not in any manner discharge, affect or impair any of the Obligations or any of the Administrative Agent's Liens on any Collateral retained by the Borrower or any of its Subsidiaries, including, without limitation, its Liens on the proceeds of any such sale, transfer or other disposition.

     Section 7.5 Setoff. If an Event of Default shall have occurred and be
                 ------
continuing, each Lender is hereby authorized at any time and from time to time, without notice to the Borrower or any other Person (any such notice being hereby expressly waived by the Borrower and the other Loan Parties), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or any other Loan Party against any and all of the Obligations of the Borrower or such other Loan Party now or hereafter existing under this Agreement, any of such Lender's Notes or any other Loan Document, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under this Agreement, any of such Lender's Note or any such other Loan Document and although such Obligations may be unmatured. Each Lender

CREDIT AGREEMENT - Page 41
agrees promptly to notify the Borrower (with a copy to the Administrative Agent) after any such setoff and application, provided that the failure to give such
                                       --------
notice shall not affect the validity of such setoff and application. The rights and remedies of each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

     Section 7.6 Collection of Receivables and other Collateral Proceeds.
                 --------------------------------------------------------

          (a) The Borrower will cause all monies, checks, notes, drafts and other payments relating to or constituting proceeds of trade accounts receivable or other Collateral to be forwarded to a Lockbox for deposit in an Agency Account in accordance with the procedures set out in the corresponding Agency Account Agreement. The Borrower will promptly cause all monies, checks, notes, drafts and other payments relating to or constituting proceeds of other receivables, of any other Collateral and of any trade accounts receivable that are not forwarded to a Lockbox, to be transferred to or deposited in an Agency Account. In particular, the Borrower will:

               (i) advise each account debtor on accounts receivable to address all remittances with respect to amounts payable on account thereof to a specified Lockbox;

               (ii) advise each other account debtor that makes payment to the Borrower by wire transfer, automated clearinghouse transfer or similar means to make payment directly to an Agency Account; and

               (iii) stamp or otherwise mark all invoices relating to accounts receivable with a legend satisfactory to the Administrative Agent indicating that payment is to be made to the Borrower via a specified Lockbox.

          (b) At the request of the Administrative Agent upon the occurrence and during the continuance of a Default, the Borrower and the Administrative Agent shall cause all collected balances in each Agency Account to be transmitted daily by wire transfer, depository transfer check or other means in accordance with the procedures set forth in the corresponding Agency Account Agreement, to the Administrative Agent at its Principal Office:

               (i) for application, on account of the Obligations, as provided in Section 2.3 and Section 13.2, such credits to be entered as of the
             ------- ---     ------------
          Business Day they are received if they are received prior to 1:30 p.m. (Dallas, Texas time); and

               (ii) with respect to the balance, so long as no Event of Default has occurred and is continuing, for transfer by wire transfer or depository transfer check to a disbursement account of the Borrower.

CREDIT AGREEMENT - Page 42

          (c) Any monies, checks, notes, drafts or other payments referred to in subsection (a) of this Section 7.6 which, notwithstanding the terms of
        --------------         -----------
     such subsection, are received by or on behalf of the Borrower will be held in trust for the Administrative Agent and will be delivered to the Administrative Agent or a Clearing Bank, as promptly as possible, in the exact form received, together with any necessary endorsements for application by the Administrative Agent directly to the Secured Obligations or, if applicable, for deposit in the Agency Account maintained with a Clearing Bank and processing in accordance with the terms of this Agreement and the corresponding Agency Account Agreement.

                                   ARTICLE 8

                             Conditions Precedent
                             --------------------

     Section 8.1 Initial Loan and Letter of Credit. The obligation of each
                 ---------------------------------
Lender to make its initial Loan and the obligation of the Administrative Agent to issue the initial Letters of Credit (including any thereof issued in replacement for or as backing to Existing Letters of Credit) are subject to the following conditions precedent:

          (a)  Deliveries. The Administrative Agent shall have received on or
               ----------
     before the Closing Date and on or before the day of any such Loan or Letter of Credit all of the following, each dated (unless otherwise indicated) the Closing Date, in form and substance satisfactory to the Administrative
     Agent:

               (i)   Resolutions; Authority. Resolutions of the Board of
                     ----------------------
          Directors of each Loan Party certified by its Secretary or an Assistant Secretary which authorize its execution, delivery, and performance of the Transaction Documents to which it is or is to be a party.

               (ii)  Incumbency Certificate. A certificate of incumbency
                     ----------------------
          certified by the Secretary or an Assistant Secretary of each Loan Party certifying the names of its officers (A) who are authorized to sign the Transaction Documents to which it is or is to be a party (including the certificates contemplated herein) together with specimen signatures of each such officer and (B) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes of signing documentation and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby.

               (iii) Organizational Documents. The articles of incorporation of
                     ------------------------
          each Loan Party certified by the Secretary of State of the state of its incorporation and dated a current date.

               (iv)  Bylaws. The bylaws of each Loan Party certified by its
                     ------
          Secretary or an Assistant Secretary.

CREDIT AGREEMENT - Page 43

          (v)    Governmental Certificates. Certificates of the appropriate
                 -------------------------
     government officials of the state of incorporation of each Loan Party as to its existence and, to the extent applicable, good standing and certificates of the appropriate government officials of each state in which each Loan Party's principal business office is located, as to each Loan Party's qualification to do business and good standing in such state, all dated a current date.

          (vi)   Notes.  The Notes executed by the Borrower dated the date
                 -----
     hereof.

          (vii)  Guaranties.  The Guaranties executed by each Domestic
                 ----------
     Subsidiary of the Borrower (other than CAB and ITC).

          (viii) Lien Search Reports.  UCC, tax and judgment Lien search reports
                 -------------------
     listing all documentation on file against the Borrower and the Subsidiaries in the central filing locations of each jurisdiction in which any such party's principal business office is located and in the local filing offices of each jurisdiction in which such principal business office is located.

          (ix)   Termination of Liens.  Duly executed UCC-3 termination
                 --------------------
     statements, mortgage releases and such other documentation as shall be necessary to terminate or release all Liens other than those permitted by
     Section 11.2 hereof.
     ------------

          (x)    Pledge and Security Agreements.  Pledge and Security Agreements
                 ------------------------------
     executed by the Borrower and each of its Subsidiaries (other than CAB and ITC);

          (xi) Stock Certificates; Notes. The stock certificates representing all of the issued and outstanding capital stock of each of the Subsidiaries of the Borrower and representing all of the capital stock of ICII required to be pledged in accordance with 7.1(a)(iii), in each case accompanied by appropriate instruments of transfer or stock powers signed in blank (as appropriate), and all promissory notes evidencing LHO Loans, accompanied by appropriate endorsements thereto and collateral assignments of the LHO Loan Collateral, executed by the holder(s) of such promissory notes to and in favor of the Administrative Agent;

          (xii)  Financing Statements.  Financing statements and all other
                 --------------------
     requisite filing documents executed by the Loan Parties necessary to perfect the Liens created pursuant to the Security Documents;

          (xiii) Solvency Certificate; Contribution Agreement. Certification
                 --------------------------------------------
     from the Chief Executive Officer and the Chief Financial Officer of the Borrower, demonstrating that, concurrently with and after giving effect to the Loans and the Related Transactions, each of the Borrower and each of its Subsidiaries is Solvent on a consolidated and consolidating basis;

CREDIT AGREEMENT-Page 44

          (xiv)   Form 10; Tax Ruling Consents.  Copies of the final Form 10 and
                  ----------------------------
     the final Tax Ruling and of all material consents or waivers (other than consents or waivers previously delivered to the Administrative Agent and certified by a Loan Party as being true and correct copies) necessary for the execution, delivery and performance by each of the Loan Parties of the Loan Documents and the Related Transactions to which it is a party, as the Administrative Agent may require, which consents shall be certified by a Responsible Officer of the applicable Loan Party as true and correct copies of such consents as of the Closing Date;

          (xv)    Permits.  Copies of all material Permits (other than Permits
                  -------
     previously delivered to the Administrative Agent and certified by a Loan Party as being true and correct copies) affecting the Borrower or any of its Subsidiaries in connection with its businesses or any of the Properties owned or leased by it, and evidence satisfactory to the Administrative Agent that the Borrower and its Subsidiaries are able to conduct their businesses with the use of such permits in full force and effect;

          (xvi)   Insurance Policies.  Certificates of insurance summarizing the
                  ------------------
     insurance policies of the Borrower and the Subsidiaries required by this Agreement and reflecting the Administrative Agent as additional insured under such policies, together with proof of Federal Deposit Insurance Company insurance coverage for CAB;

          (xvii)  Opinion of Counsel.  Opinions of legal counsel to the Borrower
                  ------------------
     and the Subsidiaries from such jurisdictions and as to such matters as the Administrative Agent may reasonably request, including, without limitation, as to perfection and priority of the Administrative Agent's Lien on the Collateral for the benefit of the Lenders (including, without limitation, that a pledge of LHO Loan notes is effective to entitle the pledgee to the benefits of the collateral securing such notes), as to exemption from the registration requirement of the Investment Company Act of 1940, as to the enforceability and effectiveness of the ICII Anti-Dilution and Dilution Event Notice Agreement and the Lock-Up Agreement and as to the tacking by IFG of IB's holding period for ICII stock, together with an opinion of counsel to ICII as to exemption of ICII from the registration requirements of the Investment Company Act of 1940;

          (xviii) Certain Fees.  The fees set forth in those certain letters
                  ------------
     dated August 18, 1998, from NationsBank and NationsBanc Montgomery Securities LLC to the Borrower, as the same may be amended from time to time.

          (xix)   Transaction Documents. Copies of the executed Distribution
                  ---------------------
     Documents, including, without limitation, the approvals, consents and the other documentation required to be delivered under the terms thereof. All certificates and opinions (if any) delivered in connection with such Transaction Documents shall be addressed to the Administrative Agent and Lenders or accompanied by a written authorization from the Person delivering such certificate or opinion stating that the

CREDIT AGREEMENT-Page 45

     Administrative Agent and the Lenders may rely on such document as though it were addressed to it.

          (xx)    Employment Agreements and Life Insurance.  Copies of all
                  ----------------------------------------
     employment contracts or other compensation arrangements between the Borrower or any of its Subsidiaries and their respective executive officers.

          (xxi)   Letter of Direction: Escrow Agreement. A letter of direction
                  -------------------------------------
     from the Borrower addressed to the Administrative Agent with respect to the disbursement of the proceeds of the Loans, together with an escrow letter agreement from IB in the event that the initial Loan is delivered in escrow (prior to consummation of the Distribution) to a deposit account maintained by NationsBank subject to direction of the Administrative Agent.

          (xxii)  Borrowing Base Certificate; Pro Forma Balance Sheet and
                  -------------------------------------------------------
     Calculations; Compliance Certificate. A Borrowing Base Certificate
     ------------------------------------
     calculating the Borrowing Base as of the Closing Date, the Pro Forma Balance Sheet and Calculations, and a Compliance Certificate demonstrating compliance with Article 12.
                     ----------
          (xxiii) Financial Statements.  The Combined Financial Statements of
                  --------------------
     the Borrower and its Subsidiaries for the fiscal years ended December 31 in each of 1996 and 1997, including balance sheets, income and cash flow statements audited by independent public accountants of recognized national standing and prepared in conformity with GAAP in form acceptable to the Administrative Agent.

          (xxiv)  Underwriting Standards.  Copies of LHO's and CAB's loan
                  ----------------------
     underwriting standards (other than small business administration or other governmental guidelines or manuals), servicing procedures and credit policies as in effect on the Closing Date consistent with historical practices.

     (b)  Attorneys' Fees and Expenses.  The costs and expenses (including
          ----------------------------
attorneys' fees) referred to in Section 15.1 hereof for which statements have
                                ------------
been presented shall have been paid in full;

     (c)  Consummation of Distribution.  The Distribution shall have been, or
          ----------------------------
shall be, consummated on or before the Closing Date pursuant to and substantially as described in the Distribution Documents and the Tax Ruling and in compliance with all applicable law and regulatory approvals;


     (d)  Payment of Existing Indebtedness; Cancellation of CAB Facility.  The
          --------------------------------------------------------------
Existing Indebtedness shall be paid or satisfied in full utilizing the proceeds of the initial Loans to be made under this Agreement and the loan facility evidenced by the $30,000,000 Promissory Note dated May 29, 1998, from IB and CAB to NationsBank shall be paid and

CREDIT AGREEMENT - Page 46
     satisfied in full and all obligations of NationsBank to make any loans or advances in respect thereof shall have been cancelled;

          (e)  Government Approvals. All approvals necessary to the Distribution
               --------------------
     and the other transactions contemplated by the Distribution Documents shall have been obtained or the waiting period thereunder shall have expired without adverse action and all other required consents or requirements of any Governmental Authority shall have been obtained or complied with;

          (f)  Compliance with Laws. As of the Closing Date, each Person that is
               --------------------
     a party to this Agreement, any of the other Loan Documents or any of the Related Transactions shall have complied with all Governmental Requirements necessary to consummate the transactions contemplated by this Agreement, the other Loan Documents and such Related Transactions;

          (g)  No Prohibitions.  No Governmental Requirement shall prohibit the
               ---------------
     consummation of the transactions contemplated by this Agreement, any other Loan Document or any Related Transactions, and no order, judgment or decree of any Governmental Authority or arbitrator shall, and no litigation or other proceeding shall be pending or threatened which would, enjoin, prohibit, restrain or otherwise adversely affect in any material manner the consummation of the transactions contemplated by this Agreement, the other Loan Documents and such Related Transactions or otherwise have a Material Adverse Effect on the Borrower or any other Loan Party;

          (h)  No Material Adverse Change.  As of the Closing Date, no amendment
               --------------------------
     to or other change not approved by the Administrative Agent to the Form 10 shall have occurred after the Agreement Date and no material adverse change shall have occurred with respect to the condition (financial or otherwise), results of operations, business, operations, capitalization, assets, liabilities or prospects of the Borrower or any of its Subsidiaries since December 31, 1997, and the Administrative Agent shall be satisfied that the economic performance of the Borrower and each of its Subsidiaries to the Closing Date is not materially different from the economic projections for the Borrower and each of its Subsidiaries through the Closing Date that were previously submitted to the Administrative Agent;

          (i)  No Material Litigation.  As of the Closing Date, no action, suit,
               ----------------------
     investigation or proceeding shall be pending or threatened before any court, arbitrator or any Governmental Authority that purports to affect the Borrower, IFG or the Subsidiaries of the Borrower or IFG or any transaction contemplated by the Transaction Documents that could result in a Material Adverse Effect as to any of them or that could have an adverse effect on the ability of the Borrower, IFG or any Subsidiary of the Borrower or IFG to perform their Obligations under the Loan Documents;

          (j)  Compliance With Financial Obligations.  As of the Closing Date,
               -------------------------------------
     and after giving effect to the Disposition, each of the Borrower, IFG and the Subsidiaries of the

CREDIT AGREEMENT - Page 47

     Borrower and IFG shall be in compliance with all of their respective existing financial obligations;

          (k)  Financial Markets.  As of the Closing Date, there shall not have
               -----------------
     occurred any disruptive or adverse change in the financial or capital markets generally which the Administrative Agent in their sole reasonable discretion, deems material in connection with the syndication of the Loans;

          (l)  Due Diligence.  Completion of the Administrative Agent's due
               -------------
     diligence review of the Borrower and its Subsidiaries in scope and substance satisfactory to the Administrative Agent in its sole discretion and receipt and review, in connection therewith with results satisfactory to the Administrative Agent and its counsel, of information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, and contingent liabilities of the Borrower and its Subsidiaries;

          (m)  Lock-Up Agreement.  The Borrower shall have entered into the
               -----------------
     Lock-Up Agreement satisfactory to the Administrative Agent in its absolute discretion giving the Borrower voting control of such number of shares of ICII common stock as is necessary so that, together with the shares of common stock of ICII owned by the Borrower, the Borrower shall have absolute voting control of no less than twenty-six percent (26%) of the voting equity interests in ICII for a period of no less than twenty-nine
     (29) months from and after the Closing Date.

          (n)  Collection Procedures.  The Lockbox, Lockbox Agreement, Agency
               ---------------------
     Account and Agency Account Agreement arrangements contemplated by
     Section 7.6 shall have been established and shall be in full force and
     -----------
     effect.

          (o)  Additional Documentation.  The Administrative Agent shall have
               ------------------------
     received such additional approvals, opinions, or other documentation as the Administrative Agent may reasonably request.

     Section 8.2    All Loans and Letters of Credit.  The obligation of each
                    -------------------------------
Lender to make any Loan (including the initial Loan) and the obligation of the Administrative Agent to issue any Letter of Credit (including any initial Letter of Credit) are subject to the following additional conditions precedent:

          (a)  No Default.  No Default shall have occurred and be continuing, or
               ----------
     would result from such Loan or Letter of Credit;

          (b)  Representations and Warranties.  All of the representations and
               ------------------------------
     warranties contained in Article 9 hereof and in the other Loan Documents
                             ----------
     shall be true and correct in all material respects on and as of the date of such Loan or Letter of Credit with the same force and effect as if such representations and warranties had been made on and as of such

CREDIT AGREEMENT - Page 48
     date except to the extent that such representations and warranties relate specifically to another date; and

          (c)  Borrowing Base Certificate.  Delivery of a Borrowing Base
               --------------------------
     Certificate calculating the Borrowing Base as of the date of such Loan.

Each notice of borrowing by the Borrower hereunder, and each request for the issuance of a Letter of Credit, shall constitute a representation and warranty by the Borrower that the conditions precedent set forth in Subsections 8.2(a)
                                                           ------------------
and 8.2(b) hereof have been satisfied (both as of the date of such notice and,
    ------
unless the Borrower otherwise notifies the Administrative Agent prior to the date of such borrowing or Letter of Credit, as of the date of such borrowing or Letter of Credit).

                                   ARTICLE 9

                         Representations and Warranties
                         ------------------------------

     To induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrower represents and warrants to the Administrative Agent and the Lenders that the following statements are, and, after giving effect to the Related Transactions, will be true, correct and complete effective upon consummation of the Distribution and the substitution of IFG as the Borrower:

     Section 9.1  Corporate Existence.  The Borrower and each Subsidiary is
                  -------------------
(a) a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Each Loan Party has the power and authority to execute, deliver, and perform its respective obligations under the Transaction Documents to which it is or may become a party.

     Section 9.2  Financial Condition.
                  -------------------

             (a)  Financial Statements.  The Borrower has delivered to the
                  --------------------
     Administrative Agent the audited combined financial statements for the Borrower as of, and for the each of the fiscal year periods ending, respectively, December 31, 1995 (other than a balance sheet), December 31, 1996 and December 31, 1997 (the "Audited Statements"). All combined
                                      ------------------
     financial statements concerning the Borrower and its Subsidiaries have been prepared in accordance with GAAP, and present fairly, the financial condition of the Borrower and its Subsidiaries, as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither the Borrower nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. There has been no Material Adverse Effect in respect of the Borrower since the effective date of the Audited Statements.

CREDIT AGREEMENT - Page 49

               (b)     Projections.  The Projections delivered to the
                       -----------
          Administrative Agent have been and will be prepared by the Borrower in light of the past operation of the business of the Borrower and its Subsidiaries. The Projections represent, as of the date thereof, a good faith estimate by the Borrower and its senior management of the financial conditions and performance of the Borrower and its Subsidiaries based on assumptions believed to be reasonable at the time made.

          Section 9.3  Corporate Action; No Breach. The execution, delivery, and
                       ---------------------------
performance by each Loan Party of the Transaction Documents to which each is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of each Loan Party and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation, partnership agreements or bylaws of any Loan Party, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which any Loan Party is a party or by which any of them or any of their property is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of any Loan Party.

          Section 9.4  Operation of Business.  The Borrower and each of the
                       ---------------------
Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and the Borrower and each of the Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing where such violation could reasonably be expected to have a Material Adverse Effect.

          Section 9.5  Litigation and Judgments. Except as set forth in Schedule
                       ------------------------                         --------
9.5, to the Borrower's knowledge there is no action, suit, investigation, or
---
proceeding before or by any Governmental Authority or arbitrator pending or threatened against or affecting (a) the Borrower or any Subsidiary or (b) any of the Related Transactions which could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, except as set forth in Schedule 9.5,
                                                                ------------
there are no outstanding judgments against the Borrower or any of its Subsidiaries.

          Section 9.6  Rights in Properties; Liens.  The Borrower and each
                       ---------------------------
Subsidiary have good title to or valid leasehold interests in their respective properties and assets, real and personal, including, as of the Closing Date, the properties, assets, and leasehold interests reflected in the financial statements described in Section 9.2 hereto, and none of such properties, assets,
                        -----------
or leasehold interests of the Borrower or any Subsidiary is subject to any Lien, except as permitted by Section 11.2 hereto. Except as disclosed on Schedule
                       ------------                                 --------
9.6(a), as of the Closing Date, neither the Borrower nor any of its Subsidiaries
------
owns any material right, title or interest in any real Properties. Except as disclosed on Schedule 9.6(b), as of the Closing Date, neither the Borrower nor
             ---------------
any of its Subsidiaries owns any right, title or interest of a material nature in Intellectual Property. As of the Closing Date, Schedule 9.6(c) sets forth the
                                                  ---------------
locations of all of the offices and other places of business of the Borrower and its Subsidiaries and the locations of all of the material Properties of the Borrower and its Subsidiaries, as well as the identities of the Borrower and its Subsidiaries who conduct business or own Properties at such locations and the identities of the predecessor entities

CREDIT AGREEMENT - Page 50
who previously conducted business or owned Properties at such locations and whose capital stock or assets were acquired by the Borrower or its Subsidiaries. The Lenders' Lien on the Collateral required by Article 7 constitutes a
                                                ---------
perfected first priority Lien subject only to Permitted Liens.

          Section 9.7  Enforceability.   The Loan Documents and the Transaction
                       --------------
Documents to which any Loan Party is a party, when delivered, shall constitute the legal, valid, and binding obligations of the applicable Loan Party, enforceable against the applicable Loan Party in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

          Section 9.8  Approvals.  No authorization, approval, or consent of,
                       ---------
and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by any Loan Party of the Transaction Documents to which each is or may become a party or for the validity or enforceability thereof except for such authorizations, approvals, consents, filings and registrations which have been obtained and are described in Form 10.

          Section 9.9  Debt.  Neither the Borrower nor any Subsidiary has any
                       ----
Debt, except as permitted by Section 11.1 hereto.
                             ------------

          Section 9.10  Taxes.  Except as disclosed in Form 10, the Borrower and
                        -----
each Subsidiary have filed all material tax returns (federal, state, and local) required to be filed, including all material income, franchise, employment, property, and sales tax returns, and have paid all of their respective material liabilities for taxes, assessments, governmental charges, and other levies that are due and payable other than those being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves have been established in accordance with GAAP. Except as disclosed in Form 10, the Borrower knows of no pending investigation of the Borrower or any Subsidiary by any taxing authority with respect to any liability for tax or of any pending but unassessed tax liability of the Borrower or any Subsidiary.

          Section 9.11  Margin Securities.  Neither the Borrower nor any
                        -----------------
Subsidiary (other than CAB) is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

          Section 9.12  ERISA.  The Borrower and each Subsidiary are in
                        -----
compliance with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. The Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans. The present value of all vested benefits under each Plan do not exceed the fair market value

CREDIT AGREEMENT - Page 51
of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA (other than liability for the payment of PBGC premiums in the ordinary course of business).

          Section 9.13  Disclosure.  All factual information furnished by or on
                        ----------
behalf of the Borrower or any Subsidiary in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Transaction Documents) for purposes of or in connection with this Agreement, the other Transaction Documents or any transaction contemplated herein or therein is, and all other such factual information hereafter furnished by or on behalf of the Borrower or any Subsidiary to the Administrative Agent or any Lender, are and will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided.

          Section 9.14  Subsidiaries; Capitalization. As of the Closing Date and
                        ----------------------------
after giving effect to the Related Transactions, the Borrower has no Subsidiaries other than those listed in Section I of Schedule 9.14 hereto. As
                                                     -------------
of the Closing Date and after giving effect to the Related Transactions, Section I of Schedule 9.14 sets forth the jurisdiction of incorporation or organization
     -------------
of each Subsidiary, the percentage of the Borrower's or another Subsidiary's ownership of the outstanding voting stock (or other ownership interests) of each Subsidiary and the authorized, issued and outstanding capital stock (or other ownership interests) of the Borrower and each Subsidiary. All of the outstanding capital stock of the Borrower and each Subsidiary has been validly issued, is fully paid, is nonassessable and has not been issued in violation of any preemptive or similar rights. Except as disclosed in Section III of
Schedule 9.14, there are (a) no outstanding subscriptions, options, warrants,
-------------
calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into, capital stock of the Borrower or any Subsidiary, and (b) no shareholder agreements, voting trusts or similar agreements in effect and binding on any shareholder of the Borrower or a Subsidiary or the capital stock of the Borrower or a Subsidiary. All shares of capital stock of the Borrower and each Subsidiary were issued in compliance with all applicable state and federal securities laws.

          Section 9.15  Agreements.  Neither the Borrower nor any Subsidiary is
                        ----------
a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction that could have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party where such default could reasonably be expected to cause a Material Adverse Effect.

          Section 9.16  Compliance with Laws.  Neither the Borrower nor any
                        --------------------
Subsidiary is in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator except for unintentional violations which could not reasonably be expected to have a Material Adverse Effect.

CREDIT AGREEMENT - Page 52

          Section 9.17  Investment Company Act.  None of the Borrower, any
                        ----------------------
Subsidiary or ICII is required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          Section 9.18  Public Utility Holding Company Act. Neither the Borrower
                        ----------------------------------
nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Borrower Company Act of 1935, as amended.

          Section 9.19  Environmental Matters.  Except as disclosed on Schedule
                        ---------------------
          9.19:

               (a) The Borrower, each Subsidiary, and all of their respective properties, assets, and operations are in strict compliance with all Environmental Laws where the failure so to be could reasonably be expected to have a Material Adverse Effect. The Borrower is not aware of, nor has the Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of the Borrower and its Subsidiaries with all Environmental Laws;

               (b) The Borrower and each Subsidiary have obtained and maintained, and are in material compliance with, all material permits, licenses, and authorizations that are required under applicable Environmental Laws;

               (c) No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of the Borrower or any Subsidiary (other than lubricants, cleaning solutions and similar materials used for maintenance in the ordinary course of business). The use which the Borrower and the Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets (other than lubricants, cleaning solutions and similar materials used for maintenance in the ordinary course of business);

               (d) Neither the Borrower nor any of the Subsidiaries nor any of their respective currently or previously owned or leased properties or operations is subject to any outstanding or threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or
          (iii) any Environmental Liabilities arising from a Release or threatened Release;

               (e) There are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of the Borrower or any of the Subsidiaries that could give rise to any Environmental Liabilities that could reasonably be expected to have a Material Adverse Effect;

               (f) Neither the Borrower nor any of the Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42

CREDIT AGREEMENT - Page 53

     U.S.C. (S) 6901 et seq., regulations thereunder or any comparable provision of state law. The Borrower and the Subsidiaries are in compliance with all applicable financial responsibility requirements of all Environmental Laws;

          (g) Neither the Borrower nor any of the Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting an unauthorized Release; and

          (h) No Lien of record arising under any Environmental Law has attached to any property or revenues of the Borrower or the Subsidiaries.

     Section 9.20   Transaction Documents.  As of the Closing Date, the Borrower
                    ---------------------
has delivered to the Administrative Agent a complete and correct copy of the Transaction Documents, each such Transaction Document is in full force and effect and no material term or condition thereof has been amended or otherwise waived except for such amendments and waivers approved by the Administrative Agent (which the Administrative Agent may give without the consent of the Lenders), none of the parties thereto has failed to perform any material obligation thereunder, and each of the representations and warranties given therein is true and correct on and as of the Closing Date. The Distribution will be completed in strict compliance with the Transaction Documents.

     Section 9.21   Broker's Fees.  Except as disclosed on Schedule 9.21, no
                    -------------                          -------------
broker's or finder's fee, commission or similar compensation will be payable with respect to the Related Transactions by the Borrower or any Subsidiary. Except as disclosed on Schedule 9.21, no other similar fees or commissions will
                       -------------
be payable by the Borrower or any Subsidiary for any other services rendered to the Borrower or any Subsidiary ancillary to the Related Transaction.

     Section 9.22   Employee Matters.  As of the Closing Date, (a) neither the
                    ----------------
Borrower nor any Subsidiary, nor any of their respective employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of the Borrower or any Subsidiary and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of the Borrower or any Subsidiary and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of the Borrower after due inquiry, threatened between the Borrower or any Subsidiary and its respective employees.

     Section 9.23   Solvency.  As of and from and after the date of this
                    --------
Agreement and after giving effect to the consummation of the Related Transactions, the Borrower and each of the Subsidiaries individually and on a consolidated basis: (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

     Section 9.24   Year 2000 Compliance.
                    --------------------

CREDIT AGREEMENT - Page 54

     (a) The Borrower has (i) undertaken a detailed review and assessment of all areas within the business and operations of it and its Subsidiaries that could be adversely affected by the "Year 2000 Problem" (that is, the risk that
                                    -----------------
computer applications used by the Borrower or its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a detailed plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. The Borrower reasonably anticipates that all computer applications that are material to the business and operations of it and its Subsidiaries will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant").
                              -------------------

     (b) The Borrower has made inquiry of each of the key suppliers, vendors and customers of it and its Subsidiaries as to whether such Persons will on a timely basis be Year 2000 Compliant in all material respects and, on the basis of that inquiry, believes that all such Persons will be so compliant. For purposes hereof, "key suppliers, vendors and customers" refers to those suppliers, vendors and customers of the Borrower and its Subsidiaries the business failure of which would with reasonable probability be expected to have a Material Adverse Effect.

                                  ARTICLE 10

                              Positive Covenants
                              ------------------

     The Borrower covenants and agrees that, from and after the effectiveness of the Distribution and as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or any Letter of Credit remains outstanding, it will perform and observe the following positive covenants:

     Section 10.1 Reporting Requirements. The Borrower will furnish to the
                  ----------------------
Administrative Agent and each Lender:

            (a)   Annual Financial Statements. As soon as available, and in any
                  ---------------------------
     event within ninety (90) days after the end of each Fiscal Year of the Borrower, beginning with the Fiscal Year ending December 31, 1998, (i) a copy of the annual audited financial statements of the Borrower and its Subsidiaries for such Fiscal Year containing, on a consolidated basis, balance sheets and statements of income, shareholders' equity, and cash flows as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and audited on an unqualified basis by independent certified public accountants of recognized standing selected by the Borrower and reasonably acceptable to the Administrative Agent, to the effect that such report has been prepared in accordance with GAAP together with any management letter or other materials delivered by such accountants; and (ii) a copy of the annual unaudited report of the Borrower and its Subsidiaries for such Fiscal Year containing, on a consolidating basis, balance sheets and statements of income, as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form

CREDIT AGREEMENT - Page 55
     the figures for the preceding Fiscal Year, and in reasonable detail certified by the president, chief executive officer or chief financial officer of the Borrower to have been prepared in accordance with GAAP and to fairly present the financial condition and results of operation of the Borrower and such significant business divisions, on a consolidating basis at the date and for the Fiscal Year then ended;

          (b)  Quarterly Financial Statements. As soon as available, and in any
               ------------------------------
     event within forty-five (45) days after the end of each of the first three Fiscal Quarters beginning with the Fiscal Quarter ending March 31, 1998, a copy of unaudited financial statements of the Borrower and its Subsidiaries as of the end of such period and for the portion of the Fiscal Year then ended containing, on a consolidated and consolidating basis, balance sheets and statements of income, in each case setting forth in comparative form the figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail certified by the president, chief executive officer or chief financial officer of the Borrower to have been prepared in accordance with GAAP and to fairly present the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated and consolidating basis, at the date and for the periods indicated therein, subject to year-end audit adjustments;

          (c)  Compliance Certificate. As soon as available, and in any event
               ----------------------
     within forty-five (45) days after the end of each of the first three Fiscal Quarters and accompanying the annual financial statements delivered in accordance with Subsection 10.1 (a), a Compliance Certificate, together with schedules setting forth the calculations supporting the computations therein;

          (d)  Notice of Litigation. Promptly after receipt by the Borrower or
               --------------------
     any Subsidiary of notice of the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting the Borrower or any Subsidiary which, if determined adversely to the Borrower or such Subsidiary, could reasonably be expected to have a Material Adverse Effect;

          (e)  Notice of Default or Early Termination Event. As soon as possible
               --------------------------------------------
     and in any event within two (2) Business Days after the chief executive officer, president, chief financial officer, any vice president, secretary, assistant secretary, treasurer or any assistant treasurer of the Borrower has knowledge of the occurrence of a Default or an Early Termination Event, a written notice setting forth the details of such Default or Early Termination Event and the action that the Borrower has taken and proposes to take with respect thereto;

          (f)  ERISA Reports. Promptly after the filing or receipt thereof,
               -------------
     copies of all reports, including annual reports, and notices which the Borrower or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within two (2) Business Days after the Borrower or any Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of the Borrower setting forth the details as to such

CREDIT AGREEMENT - Page 56

     Reportable Event or Prohibited Transaction or Plan termination and the action that the Borrower proposes to take with respect thereto;

            (g)    Notice of Material Adverse Effect. As soon as possible and in
                   ---------------------------------
     any event within two (2) Business Days of the discovery of any event or condition that could reasonably be expected to have a Material Adverse Effect with respect to the Borrower or any Loan Party or CAB, written notice thereof ;

            (h)    Proxy Statements, Etc. As soon as available, one copy of each
                   ---------------------
     financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary to its stockholders generally and one copy of each regular, periodic or special report, registration statement, or prospectus filed by the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency;

            (i) Borrowing Base Certificate. After the Closing Date, the Borrower shall deliver to the Administrative Agent on the first Business Day of each week and concurrently with any sale of a Permitted Participation, a Borrowing Base Certificate prepared as of the close of business on the last Business Day of the previous week in form acceptable to the Administrative Agent. The Borrower shall also deliver to the Administrative Agent a Borrowing Base Certificate, prepared as of the date of delivery, on the date each Loan is made and on any date that the current market value (determined based upon the most recent closing bid price) of the shares of common stock of ICII that are owned of record by the Borrower have reduced by fifteen percent (15%) or more from the market value thereof as most recently reported in a Borrowing Base Certificate delivered pursuant to this Section 10.1(i).
                      ---------------

            (j)    General Information. Promptly, such other information
                   -------------------
     concerning the Borrower, any Subsidiary, and any Approved Bonding Company as the Administrative Agent or any Lender may from time to time reasonably request.

     Section 10.2  Maintenance of Existence; Conduct of Business; AFMA
                   ---------------------------------------------------
Membership; Deposit Insurance. Except as permitted by Section 10.3, the Borrower
-----------------------------
will, and will cause each Subsidiary to, preserve and maintain its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary in the ordinary conduct of its business. The Borrower will, and will cause each Subsidiary to, conduct its business in an orderly and efficient manner in accordance with good business practices. The Borrower will preserve and maintain its membership with full privileges in the American Film Marketing Association. The Borrower shall at all times cause CAB to maintain Deposit insurance coverage from the Federal Deposit Insurance Company.

     Section 10.3  Maintenance of Properties. The Borrower will, and will cause
                   -------------------------
each Subsidiary to, maintain, keep, and preserve all of its material properties necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

CREDIT AGREEMENT - Page 57

          Section 10.4  Taxes and Claims. The Borrower will, and will cause each
                        ----------------
Subsidiary to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge (i) which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves in accordance with GAAP have been established or (ii) if the failure to pay the same would not result in a Lien on the property of the Borrower or any Subsidiary. The Borrower will take all actions necessary to cause the Distribution to be completed as a tax-free transaction as contemplated by the Tax Ruling.

          Section 10.5  Insurance. Each of the Loan Parties will, and will cause
                        ---------
each of its Subsidiaries to, keep insured by financially sound and reputable insurers all property of a character usually insured by responsible corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations or entities (with customary deductibles and self-insurance) and carry such other insurance as is usually carried by such corporations or entities.

          Such insurance shall be written by financially responsible companies selected by the Borrower that either (i) have an A.M. Best Rating of "A" or better and are in a financial size category of "VI" or larger, or (ii) are reasonably acceptable to the Administrative Agent (including LLOYD'S, 1 Lime Street, London, England EC3M 7HA). Each policy referred to in this Section 10.5
                                                                    ------------
shall provide that it will not be canceled, amended or reduced except after not less than thirty (30) days' prior written notice to the Administrative Agent and shall also provide that the interests of the Administrative Agent and the Lenders shall not be invalidated or reduced by any act, omission or negligence of the Borrower or any of its Subsidiaries. The Borrower will advise the Administrative Agent promptly of any policy cancellation, reduction or amendment. For purposes hereof, the term "Peril" shall mean, collectively,
                                           -----
fire, lightning, flood, windstorm, hail, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke and other perils covered by the "all-risk" endorsement then in use in the jurisdictions where the Properties of the Borrower and its Subsidiaries are located.

          (b) The Borrower will cause each insurance recovery (other than any portion of an insurance recovery payable to a landlord to repair or replace Property leased by the Borrower or any of its Subsidiaries) payable by any insurance company to be deposited promptly with the Administrative Agent as security for the Obligations if a Default has then occurred and is continuing.

          (c) If a Default shall have occurred and be continuing, the Borrower will cause all proceeds of insurance paid on account of the loss of or damage to any Property of the Borrower or any of its Subsidiaries and all awards of compensation for any Property of the Borrower or any of its Subsidiaries taken by condemnation or eminent domain to be paid directly to the Administrative Agent to be applied against or held as security for the Obligations, at the election of the Administrative Agent and the Required Lenders.

CREDIT AGREEMENT - Page 58

     Section 10.6 Inspection Rights. Each of the Loan Parties will, and will
                  -----------------
cause each of its Subsidiaries to, permit representatives and agents of the Administrative Agent and each Lender, during normal business hours and upon reasonable notice to the Borrower, to examine, copy and make extracts from its books and records, to visit and inspect its Properties and to discuss its business, operations and financial condition with its officers and independent certified public accountants. The Borrower will authorize its accountants in writing (with a copy to the Administrative Agent) to comply with this Section
10.6. The Administrative Agent or its representatives may, at any time and from time to time at the Borrower's expense, conduct field exams for such purposes as the Administrative Agent may reasonably request.

     Section 10.7 Keeping Books and Records. The Borrower will, and will cause
                  -------------------------
each Subsidiary to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

     Section 10.8 Compliance with Laws. The Borrower will, and will cause each
                  --------------------
Subsidiary to, comply in all material respects with all applicable laws (including, without limitation, all Environmental Laws and the Investment Company Act of 1940), rules, regulations, orders, and decrees of a material nature of any Governmental Authority or arbitrator other than any such laws, rules, regulations, orders, and decrees contested by appropriate actions or proceedings diligently pursued, if adequate reserves in conformity with GAAP.

     Section 10.9 Compliance with Agreements. The Borrower will, and will cause
                  --------------------------
each Subsidiary to, comply with all agreements, contracts, and instruments binding on it or affecting its properties or business other than such noncompliance which could not reasonably be expected to have a Material Adverse Effect.

     Section 10.10 Further Assurances.
                   ------------------

          (a)  Further Assurance. The Borrower will, and will cause each
               -----------------
     Subsidiary to, execute and deliver pursuant to this clause (a) such further documentation and take such further action as may be reasonably requested by the Administrative Agent to carry out the provisions and purposes of the Loan Documents.

          (b)  Subsidiary Joinder. Within ten (10) days after the end of each
               ------------------
     Fiscal Quarter, the Borrower shall cause each Domestic Subsidiary created or acquired during the Fiscal Quarter then ending to execute and deliver to the Administrative Agent a Joinder Agreement and such other documentation as the Administrative Agent may reasonably request to cause such Subsidiary to evidence and otherwise implement the guaranty for the repayment of the Obligations contemplated by this Agreement.

     Section 10.11 ERISA. The Borrower will, and will cause each Subsidiary to,
                   -----
comply with all minimum funding requirements and all other material requirements of ERISA, if applicable, so as not to give rise to any liability which could have a Material Adverse Effect.

CREDIT AGREEMENT - Page 59

          Section 10.12 Trade Accounts Payable. Each of the Loan Parties will,
                        ----------------------
and will cause the Borrower and each of its Subsidiaries to, pay all trade accounts payable before the same become more than 90 days past due, except (a) trade accounts payable contested in good faith or (b) trade accounts payable in an aggregate amount not to exceed at any time outstanding Two Hundred Fifty Thousand Dollars ($250,000) and with respect to which no proceeding to enforce collection has been commenced or, to the knowledge of any Loan Party, threatened.


                                  ARTICLE 11

                              Negative Covenants
                              ------------------

     The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or any Letter of Credit remains outstanding, it will perform and observe the following negative covenants:

     Section 11.1 Debt. The Borrower will not, and will not permit any
                  ----
Subsidiary to, incur, create, assume, or permit to exist any Debt (other than Debt to be paid in full concurrently with the Closing Date), except:

          (a)  Debt to the Lenders pursuant to the Loan Documents;

          (b)  Debt described on Schedule 11.1 hereto, and any extensions,
                                 -------------
     renewals or refinancings of such existing Debt so long as (i) the principal amount of such Debt after such renewal, extension or refinancing shall not exceed the principal amount of such Debt which was outstanding immediately prior to such renewal, extension or refinancing and (ii) such Debt shall not be secured by any assets other than assets securing such Debt, if any, prior to such renewal, extension or refinancing;

          (c) Debt of a Subsidiary (other than CAB or ITC) to the Borrower or another Subsidiary;

          (d) Debt of CAB to the Borrower not in excess of One Million Dollars ($1,000,000) in the aggregate at any time outstanding evidenced by a note pledged to the Administrative Agent for the benefit of the Lenders.

          (e) Guaranties incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations including those of the type otherwise described in Section 11.2(f);

          (f) Debt of the Borrower or any Subsidiary constituting purchase money Debt (including Capital Lease Obligations) incurred after the Closing Date not to exceed One Million Dollars ($1,000,000) in the aggregate at any time outstanding secured by purchase money Liens permitted by Section
                                                                   -------
     11.2(g);
     -------

CREDIT AGREEMENT - Page 60

          (g) Debt constituting obligations to reimburse worker's compensation insurance companies for claims paid by such companies on the Borrower's or a Subsidiaries' behalf in accordance with the policies issued to the Borrower and the Subsidiaries;

          (h)  Debt secured by the Liens permitted by clauses (d) and (e) of
     Section 11.2;
     ------------

          (i) Debt arising under, created by and consisting of Hedge Agreements, provided, (i) such Hedge Agreements shall have been entered
                 --------
     into for the purpose of hedging actual risk and not for speculative purposes and (ii) that each counterparty to such Hedge Agreement shall be a Lender or an Affiliate of a Lender acceptable to the Administrative Agent that is rated in one of the two highest rating categories of Standard and Poors Corporation or Moody's Investors Service, Inc. provided that the
                                                          --------
     Administrative Agent may approve other counterparties in its absolute discretion provided, further that the Debt to such other counterparties
                --------  -------
     shall not be included as part of the Obligations and shall not be entitled to the benefits of any of the Collateral; and

          (j) Debt consisting of time or other deposits opened at CAB by its customers in the ordinary course of CAB's business, Debt of CAB with respect to Federal Home Loan Bank loans, federal funds, brokered deposits, repurchase agreements customary in CAB's business and other usual and customary sources of funding reasonably acceptable to the Administrative Agent.

     Section 11.2 Limitation on Liens and Restrictions on Subsidiaries. The
                  ----------------------------------------------------
Borrower will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except the following:

          (a) Liens described on Schedule 11.2 hereto, and any extensions, renewals or refinancings of the Debt secured by such Liens as permitted under Subsection 11.1(b), provided that (i) no such Lien is expanded to cover any additional property (other than after acquired title in or on such property and proceeds of the existing collateral) after the Closing Date and (ii) no such Lien is spread to secure any additional Debt after the Closing Date other than Debt permitted by Section 11.1(b);

          (b) Liens in favor of the Administrative Agent for the benefit of the Administrative Agent and each Lender (or an Affiliate thereof in the case of Hedge Agreements) pursuant to the Loan Documents;

          (c) Encumbrances consisting of easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially detract from the value of the assets encumbered thereby or materially impair the ability of the Borrower or the Subsidiaries to use such assets in their respective businesses;

          (d) Liens for taxes, assessments, or other governmental charges (but excluding Environmental Liens or Liens under ERISA) that are not delinquent or which are being

CREDIT AGREEMENT - Page 61
contested in good faith and for which adequate reserves have been established in accordance with GAAP;

     (e) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not overdue or are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established in accordance with GAAP and are incurred in the ordinary course of business;

     (f) Liens resulting from deposits to secure payments of worker's compensation, unemployment insurance or other social security programs or to secure the performance of tenders, statutory obligations, leases, insurance contracts, surety and appeal bonds, bids and other contracts incurred in the ordinary course of business (other than for payment of Debt);

     (g) Liens for purchase money obligations and Liens securing Capital Lease Obligations; provided that: (i) the Debt secured by any such Lien is permitted
             --------
under Section 11.1(f) hereof; and (ii) any such Lien encumbers only the asset so
      ---------------
purchased or leased;

     (h)  Any attachment or judgment Lien not constituting an Event of Default;

     (i) Any interest or title of a licensor, lessor or sublessor under any license or lease incurred in the ordinary course of business;

     (j) Liens against equipment arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower and the Subsidiaries in the ordinary course of business;

     (k) Nonconsensual Liens in favor of banking institutions arising as a matter of law and encumbering the deposits (including the right of setoff) held by such banking institutions in the ordinary course of business; and

     (l) Liens on LHO Loan Collateral in favor of guilds, completion guarantors and other parties to LHO Loan Collateral documentation usual and customary in the motion picture industry so long as the same are subordinated to the Liens in favor of the Borrower (and to the Administrative Agent for the benefit of the Lenders as pledgee of the LHO Loan notes) on terms usual and customary in the motion picture industry.

     Section 11.3 Mergers, Etc. The Borrower will not, and will not permit any
                  ------------
Subsidiary to, become a party to a merger or consolidation, or purchase or otherwise acquire all or a substantial part of the business or assets of any Person or all or a substantial part of the business or assets of a division or branch of a Person or any shares, equity Securities or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate itself; provided that as long as no Default exists or would result therefrom and provided the Borrower gives the Administrative Agent and the Lenders prior written notice:

CREDIT AGREEMENT - Page 62

          (i) A Subsidiary (other than CAB or ITC) may wind-up, dissolve or liquidate if (a) its assets are transferred to the Borrower or a Wholly-Owned Subsidiary and (b) the Loan Party acquiring the assets complies with its obligations under Section 10.9 simultaneously with such acquisitions;
                           ------------

          (ii) Any Subsidiary (other than CAB or ITC) may merge or consolidate with the Borrower (provided the Borrower is the surviving entity) or with any Wholly-Owned Subsidiary (provided the Wholly-Owned Subsidiary is the surviving entity); and



          (iii)   The Borrower may make Investments permitted by Section 11.5.
                                                                 ------------

     Section 11.4 Restricted Junior Payments. The Borrower will not and will not
                  --------------------------
permit any Subsidiary to directly or indirectly declare, order, pay, make or set apart any sum for (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower or any Subsidiary now or hereafter outstanding; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Borrower or any Subsidiary now or hereafter outstanding; or (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Borrower or any Subsidiaries now or hereafter outstanding except:

          (i) Subsidiaries may make, declare and pay dividends and make other distributions with respect to their capital stock to the Borrower or Wholly-Owned Subsidiaries of the Borrower;

          (ii) The Borrower may declare and pay dividends on any class of its capital stock payable solely in shares of common stock of the Borrower; and

          (iii) The Borrower may make, declare and pay cash dividends with respect to its common stock as long as no Default exists or would result therefrom on either the date such dividends are declared or paid.

     Section 11.5 Investments. The Borrower will not, and will not permit any
                  -----------
Subsidiary (other than CAB solely for liquidity management or interest rate risk management purposes in the ordinary course of business) to, make or permit to remain outstanding any advance, loan, extension of credit, or capital contribution to or investment in any Person, or purchase or own any stocks, bonds, notes, debentures, or other securities of any Person, or be or become a joint venturer with or partner of any Person (all the foregoing, herein "Investments"), except:
 -----------

          (a) The Borrower and the Subsidiaries may make equity investments in and may make loans to Subsidiaries (in the case of loans, as permitted by Section 11.1) and may acquire new Subsidiaries (subject to the
        ------------
     requirements of Section 11.3) provided that total additional Investments in
                     ------------
     Subsidiaries after the Closing Date shall never exceed Two and

CREDIT AGREEMENT - Page 63

     Information below, marked with [**], has been omitted pursuant to a request for confidential treatment. A complete copy of this document has been supplied to the Securities and Exchange Commission under separate cover.

     One-Half Million Dollars ($2,500,000) in the aggregate at any time outstanding (exclusive of earnings retained by such Subsidiaries after the Closing Date);

          (b) Readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less (two years or less in the case of ITC) from the date of acquisition;

          (c) Fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of Two Hundred Fifty Million Dollars ($250,000,000);

          (d) Commercial paper of a domestic issuer or debt Securities of a domestic issuer if at the time of purchase such paper or debt Securities of such issuer is rated A-1 or P-1 or better by Standard and Poors Corporation or Moody's Investors Service, Inc. or any successor thereto, respectively, in the case of commercial paper, or A or better in the case of debt and shares of any mutual fund company substantially all the assets of which consist of cash and the Investments of the type described in clauses (c),
                                                                  -----------
     (d) and this clause (e);
     ---          ----------

          (e) Advances to officers, directors and employees for business expenses incurred in the ordinary course of business;

          (f) The Subsidiaries may acquire and own any Investments of any Person received in connection with the bankruptcy or reorganization of suppliers and customers and in connection with the settlement of delinquent obligations of, and disputes with, customers and suppliers arising in the ordinary course of business;

          (g) Advances, loans or extensions of credit made in the ordinary course of business of the Borrower's, LHO's, CAB's and ITC's business consistent with past practices provided that no material change in the underwriting standards of the Borrower, LHO or CAB from those in effect on the Closing Date shall be adopted or implemented without the Administrative Agent's prior approval in its sole discretion;

          (h)  Provided that the Borrower has first received from IB at least
               --------
     [**] in capital upon consummation of the Distribution in excess of the amount of capital contemplated by Amendment No. 3 to Form 10 (and in any event no less than a total of [**] of capital), the Borrower may invest up to [**] in a newly formed motion picture distribution company provided such
                                                                   --------
     distribution company does not constitute a Subsidiary of the Borrower;

          (i) The Borrower may invest up to [**] in the aggregate at any time outstanding in advances, loans or extensions of credit to or in connection with the investment fund contemplated by Form 10 which would not meet the standards required by clause (g) above; provided that in the event that
                                             --------
     after the Closing Date, the Borrower receives at least [**] in additional permanent equity capital, the amount of such Investment permitted by this clause (i) may be increased up to [**] in the aggregate at any time outstanding; and



CREDIT AGREEMENT - Page 64

             (j) Any Investments required to be made by ITC in accordance with mandatory requirements of Governmental Authorities or in accordance with mandatory Government Requirements.

     Section 11.6   Limitation on Issuance of Capital Stock.  The Borrower will
                    ---------------------------------------
not permit any Subsidiary to, at any time issue, sell, assign, or otherwise dispose of (a) any of its capital stock, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its capital stock, or
(c) any option, warrant, or other right to acquire any of its capital stock.

     Section 11.7   Transactions With Affiliates.  The Borrower will not, and
                    ----------------------------
will not permit any Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of the Borrower or such Subsidiary, except
(i) transaction between or among the Borrower and its Wholly-Owned Subsidiaries and (ii) in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary.

     Section 11.8   Disposition of Assets.  The Borrower will not, and will not
                    ---------------------
permit any Subsidiary to, sell, lease, assign, transfer, exchange, distribute, or otherwise voluntarily dispose of: (a) any of its accounts receivable; (b) any substantial portion of the consolidated assets of the Borrower and its Subsidiaries; (c) all or any portion of its investment or ownership interest in CAB, ITC or ICII; or (d) any other assets other than (i) dispositions of LHO Loans, SBA Loans or participations therein in the ordinary course of business consistent with past practices and for full and fair consideration.

     Section 11.9   Lines of Business.  The Borrower and its Subsidiaries will
                    -----------------
not engage in any line or lines of business activity other than the businesses in which they are engaged on the date hereof or a business reasonably related thereto. The Borrower will not permit any Subsidiary to engage in any line or lines of business activity other than the businesses in which the Borrower and its Subsidiaries are engaged on the date hereof or a business reasonably related thereto.

     Section 11.10  Limitations on Restrictions Affecting Subsidiaries.  Neither
                    --------------------------------------------------
the Borrower nor any Subsidiary shall enter into or assume any material agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its material properties or assets, whether now owned or hereafter acquired. Except for mandatory restrictions imposed by Governmental Authorities or as provided herein, the Borrower will not and will not permit any Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (A) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by the Borrower or any

CREDIT AGREEMENT - Page 65
other Subsidiary; (B) pay any Debt owed to the Borrower or any other Subsidiary;
(C) make loans or advances to any Subsidiary; or (D) transfer any of its property or assets to any Subsidiary.

     Section 11.11  Environmental Protection.  The Borrower will not, and will
                    ------------------------
not permit any of its Subsidiaries to, (a) use (or permit any tenant to use) any of its Properties for the handling, processing, storage, transportation or disposal of any Hazardous Material except in compliance with applicable Environmental Laws, (b) generate any Hazardous Material except in compliance with applicable Environmental Laws, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material in violation of any Environmental Law, or (d) otherwise conduct any activity or use any of its Properties in any manner, that violates or is likely to violate any Environmental Law or create any Environmental Liabilities for which the Borrower or any of its Subsidiaries would be responsible.

     Section 11.12  ERISA.  The Borrower will not, and will not permit any of
                    -----
its Subsidiaries to:

          (a) allow, or take (or permit any ERISA Affiliate to take) any action which would cause, any unfunded or unreserved liability for benefits under any Plan (exclusive of any Multiemployer Plan) to exist or to be created; or

          (b) with respect to any Multiemployer Plan, allow, or take (or permit any ERISA Affiliate to take) any action which would cause, any unfunded or unreserved liability for benefits under any Multiemployer Plan to exist or to be created, either individually as to any such Plan or in the aggregate as to all such Plans.

                                  ARTICLE 12

                              Financial Covenants
                              -------------------

     The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or any Letter of Credit remains outstanding, it will perform and observe the following financial covenants:

     Section 12.1   Minimum Adjusted Tangible Net Worth.  The Borrower shall
                    -----------------------------------
never permit the Adjusted Tangible Net Worth of the Borrower and its Subsidiaries at any time to be less than $125,000,000.

     Section 12.2   Interest Coverage Ratio.  As of the end of each Fiscal
                    -----------------------
Quarter, the Borrower shall not permit the ratio of (a) Adjusted EBITDA for the twelve (12) month period then ending (or for the period from the Closing Date to the end of such Fiscal Quarter for the first four such Fiscal Quarters after the Closing Date) minus net income attributable to direct or indirect investment of
              -----
the Borrower in Persons other than Subsidiaries during such period to (b) Interest Expense, to be less than 1.35 to 1.00.

CREDIT AGREEMENT - Page 66

Information below, marked with [**], has been omitted pursuant to a request for confidential treatment. A complete copy of this document has been supplied to the Securities and Exchange Commission under separate cover.

     Section 12.3   Minimum Tangible Net Worth.  The Borrower shall never permit
                    --------------------------
the Tangible Net Worth of the Borrower and its Subsidiaries minus the value of
                                                            -----
the Borrower's investment in ICII capital stock (or any proceeds or derivatives thereof), determined in accordance with GAAP, net of deferred income taxes associated with such investment, at any time to be less than (a) the greater of Twelve Million Dollars ($12,000,000) or eighty-five percent (85%) of the amount which, as of the Closing Date, in conformity with GAAP, would be included as shareholders' equity on a consolidated balance sheet for the Borrower and its Subsidiaries, plus (b) eighty-five (85%) of the consolidated net income (but
              ----
without deduction for net losses) of the Borrower and its Subsidiaries for each reporting period after the Closing Date, determined in accordance with GAAP, less any portion thereof attributable to the Borrower's investment in ICII capital stock (or any proceeds or derivatives thereof), net of income taxes associated with such investment income, plus (c) 85% of all capital
                                        ----
contributions to the Borrower after the Closing Date.

     Section 12.4   Maximum Leverage Ratio.  The Borrower shall never permit the
                    ----------------------
ratio of (a) Total Liabilities which are outstanding as of any date to (b) Adjusted Tangible Net Worth to be greater than 1.45 to 1.00.

     Section 12.5   Maximum Gap Exposure.  The Borrower shall not at any time
                    --------------------
permit the aggregate amount of the gap in its LHO Loans to exceed [**] of its aggregate LHO Loans determined at the lesser of the unpaid principal balance thereof or the fair market value thereof determined by the Administrative Agent in the exercise of its reasonable business judgment; provided, however, that the
                                                     --------  -------
Borrower may have no more than an aggregate of [**] of Gap LHO Loans in excess of such limitation; provided, further, that such excess Gap LHO Loans shall not
                    --------  -------
be Eligible LHO Loans; and provided, further, however, that the loan
                           --------  -------
documentation for such Gap LHO Loans shall include binding distribution agreements governing United States distribution rights with United States based studios acceptable to the Administrative Agent in its sole discretion .


     Section 12.6   Maximum Distributor Exposure.  Without the prior consent of
                    -----------------------------
the Administrative Agent (which may be given or denied in its absolute discretion), the Borrower shall not at any time permit: (i) unless otherwise agreed to by the Administrative Agent in its sole discretion, the amount of its Pre-sold Primary Contracts due from any one distributor (other than Major Distributors) to be more than [**] of its Eligible LHO Loans in the aggregate at any one time outstanding; or (ii) the amount of its Pre-sold Primary Contracts due from all distributors domiciled in any country other than the United States of America to exceed [**] of its Eligible LHO
Loans; provided, however, that the amount of such Pre-sold Primary Contracts due
       --------  -------
from distributors domiciled in [**] may exceed such [**]
limit but shall never exceed [**] of the Borrower's Eligible LHO
Loans; provided, further, however, that the amount of its Pre-sold Primary
       --------  -------  -------
Contracts due from any one distributor (including Major Distributors) that has been removed from the list of Primary Distributors and Territories after the Closing Date in accordance with the definition thereof shall not exceed [**] of the Borrower's Eligible LHO Loans in the aggregate at any one time outstanding.



     Section 12.7   CAB a Well Capitalized Institution.  The Borrower shall
                    ----------------------------------
cause CAB at all times to be "Well Capitalized" under the capital adequacy regulations or guidelines applicable to

CREDIT AGREEMENT - Page 67

CAB which have been adopted by the appropriate federal banking agency under
Section 78 of the Federal Deposit Insurance Act, 12 U.S.C. Section 1831o.

                                  ARTICLE 13

                                    Default
                                    -------

     Section 13.1   Events of Default.  Each of the following shall be deemed an
                    -----------------
"Event of Default":
 ----------------

          (a) The Borrower shall fail to pay (i) when due any principal of any Loan or any Reimbursement Obligation payable under any Loan Document or any part thereof; or (ii) within two (2) days after the date payment thereof is required under any Loan Document, any interest or fees with respect to any Loan or any other Obligation or any part thereof, or any indebtedness, liability or obligation under any Hedge Agreement.

          (b) Any representation, warranty or certification made or deemed made by any Loan Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with any Loan Document shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

          (c) Any Loan Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in Section 10.1 (for two (2) days
                                               ------------
     beyond the due date in the case of Subsections 10.1(a), (b) and (h), but
                                        --------------------------------
     with no grace period for any other Subsection thereof), Article 11 or
                                                             ----------
     Article 12 of this Agreement.
     ----------

          (d) Any Loan Party shall fail to perform, observe, or comply with any other agreement, or term contained in any Loan Document (other than covenants described in Subsections 13.1(a) through 13.1(c)) and such failure shall
             ------------------------------------
continue for a period of twenty (20) days after the earlier of (i) the date the Administrative Agent provides the Borrower with notice thereof or (ii) the date the Borrower should have notified the Administrative Agent thereof in accordance with Subsection 10.1(e) hereof.
     ------------------

          (e) Any Loan Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"), (iv) institute any proceeding or
                          ---------------
file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) admit in writing its inability to, or be generally unable to pay its debts as such debts

CREDIT AGREEMENT - Page 68
become due, or (vii) take any corporate action for the purpose of effecting any of the foregoing.

          (f) A proceeding or case shall be commenced, without the application, approval or consent of the applicable Loan Party in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts,
     (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Loan Party or of all or any substantial part of its property, or (iii) similar relief in respect of such Loan Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of thirty (30) or more days; or an order for relief against any Loan Party shall be entered in an involuntary case under the Bankruptcy Code.

          (g) Any Loan Party shall fail within a period of thirty (30) days after the commencement thereof to discharge or obtain a stay of any attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of One Million Dollars ($1,000,000) against any of its assets or properties.

          (h) A final judgment or judgments for the payment of money in excess of One Million Dollars ($1,000,000) in the aggregate (to the extent not paid or fully covered by insurance acknowledged by a carrier reasonably acceptable to the Administrative Agent) shall be rendered by a court or courts against any Loan Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof and the relevant Loan Party shall not, within said period of sixty (60) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

          (i) Any Loan Party shall fail to pay when due any principal of or interest on any Debt (beyond the period of grace, if any) if the aggregate principal amount of the affected Debt equals or exceeds One Million Dollars ($1,000,000) (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof or any event shall have occurred with respect to any Debt in the aggregate principal amount equal to or in excess of One Million Dollars ($1,000,000) that permits any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any prepayment thereof.

          (j) This Agreement or any Security Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Loan Party or any Loan Party shall deny that it has any further liability or obligation under any of the Loan Documents or any Lien created or purported to be created by the Loan Documents shall for any reason cease to be or fail to be a valid, first priority perfected Lien (except for Permitted Liens, if any, which are expressly

CREDIT AGREEMENT - Page 69
     permitted by the Loan Documents to have priority over the Liens in favor of the Administrative Agent) upon any of the Collateral purported to be covered thereby.

          (k) Any of the following events shall occur or exist with respect to the Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan;
     (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under
     Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of the Administrative Agent subject the Borrower or any of its Subsidiaries to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate could reasonably be expected to exceed One Million Dollars ($1,000,000).

          (l) The Internal Revenue Service shall notify the Borrower that it is challenging or institutes any action to challenge the tax-free nature of the Distribution or otherwise asserts that the Distribution is not in compliance with the Tax Ruling.

          (m)  There shall have occurred a Change of Control.

          (n) The occurrence of any Material Adverse Effect with respect to the Borrower or any other Loan Party.

     Section 13.2   Remedies.  If any Event of Default shall occur and be
                    --------
continuing, the Administrative Agent may (and if directed by Required Lenders, shall) do any one or more of the following:

          (a)  Acceleration.  By notice to the Borrower, declare all outstanding
               ------------
     principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without further notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower except as where required by the specific terms of this Agreement or the other Loan Documents;

          (b)  Termination of Commitments.  Terminate the Revolving Commitments,
               --------------------------
     including, without limitation, the obligation of the Administrative Agent to issue Letters of Credit, without notice to the Borrower or any Subsidiary;

          (c)  Judgment.  Reduce any claim to judgment;
               --------

CREDIT AGREEMENT - Page 70

          (d)  Foreclosure.  Foreclose or otherwise enforce any Lien granted
               -----------
     to the Administrative Agent for the benefit of the Administrative Agent and each Lender to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents;

          (e)  Purchase of LHO Loans.  The Lenders may purchase one or more
               ---------------------
     LHO Loans for a purchase price equal to the Borrowing Base value thereof with such purchase price to be applied against the Obligations in such order as the Administrative Agent may determine, with the Borrower retaining a subordinated participation interest in such purchased LHO Loans equal to the excess of the principal amount of such LHO Loans over the purchase price therefor, such retained participation interest to constitute proceeds of the Collateral subject to the Lien in favor of the Administrative Agent for the benefit of the Lenders, such purchase and sale and such continuing Lien to be evidenced by documentation and subject to terms and conditions satisfactory to the Administrative Agent in its absolute discretion;

          (f)  Rights.  Exercise any and all rights and remedies afforded by
               ------
     the laws of the State of Texas or any other jurisdiction governing any of the Loan Documents, by equity, or otherwise; and

          (g)  Application of Proceeds.  All proceeds from each sale of, or
               -----------------------
     other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:

               (i)    First:  to the payment of all costs and expenses
                      -----
          incurred inconnection with such sale or other realization, including reasonable attorneys' fees;

               (ii)   Second:  to the payment of the Obligations (with the
                      ------
          Borrower remaining liable for any deficiency) as the Administrative Agent may elect; and

               (iii)  Third:  the balance (if any) of such proceeds shall be
                      -----
          paid to the Borrower, subject to any duty imposed by law, or otherwise to whomsoever shall be entitled thereto.

THE BORROWER SHALL REMAIN LIABLE AND WILL PAY, ON DEMAND, ANY DEFICIENCY REMAINING IN RESPECT OF THE OBLIGATIONS, TOGETHER WITH INTEREST THEREON AT A RATE PER ANNUM EQUAL TO THE HIGHEST RATE THEN PAYABLE HEREUNDER ON SUCH OBLIGATIONS, WHICH INTEREST SHALL CONSTITUTE PART OF THE OBLIGATIONS.

provided, however, that, upon the occurrence of an Event of Default under
--------  -------
Subsections 13.1(e) or 13.1(f) hereof, the Commitments of all of the Lenders
-------------------   --------
shall automatically terminate (including, without limitation, the obligation of the Fronting Bank to issue Letters of Credit), and the outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to

CREDIT AGREEMENT - Page 71
accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

     Section 13.3  Cash Collateral.  If an Event of Default shall have occurred
                   ---------------
and be continuing, the Borrower shall, if requested by the Administrative Agent or Required Lenders, pledge to the Administrative Agent as security for the Obligations, pursuant to agreements in form and substance satisfactory to the Administrative Agent, an amount of Cash Collateral equal to the then outstanding Letter of Credit Liabilities, such funds to be held in an interest bearing cash collateral account at the Administrative Agent without any right of withdrawal by the Borrower.

     Section 13.4   Performance by the Administrative Agent.  Upon the
                    ---------------------------------------
occurrence of a Default, if any Loan Party shall fail to perform any agreement in accordance with the terms of the Loan Documents, the Administrative Agent may, at the direction of Required Lenders, perform or attempt to perform such agreement on behalf of the Loan Party. In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount expended by the Administrative Agent or the Lenders in connection with such performance or attempted performance to the Administrative Agent at the Principal Office, together with interest thereon at the Default Rate applicable to Base Rate Accounts from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Administrative Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of any Loan Party under any Loan Document.

     Section 13.5   Setoff.  If an Event of Default shall have occurred and be
                    ------
continuing, each Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being hereby expressly waived by the Borrower), to set off and apply any and all deposits (general, time, demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of such party now or hereafter existing under any Loan Document, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under such Loan Documents and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower (with a copy to the Administrative Agent) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

     Section 13.6  Continuance of Default.   For purposes of all Loan
                    ----------------------
Documents, a Default shall be deemed to have continued and exist until the Administrative Agent shall have actually received evidence satisfactory to the Administrative Agent that such Default shall have been remedied.

                                  ARTICLE 14

                           The Administrative Agent
                           ------------------------

     Section 14.1   Appointment, Powers, and Immunities.  Each Lender hereby
                    -----------------------------------
irrevocably appoints and authorizes NationsBank to act as its agent under this Agreement and the other Loan

CREDIT AGREEMENT - Page 72

Documents with such powers and discretion as are specifically delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in
Section 14.5 and the first sentence of Section 14.6 hereof
------------                           ------------
shall include its Affiliates (including NationsBanc Montgomery Securities LLC) and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in the Loan Documents and shall not be a trustee or fiduciary for any Lender;
(b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Loan Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Loan Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Loan Party or any of its Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

     Section 14.2  Reliance by Administrative Agent.  The Administrative Agent
                   --------------------------------
shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Loan Party), independent accountants, and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Administrative Agent receives and accepts an Assignment and Acceptance executed in accordance with
Section 15.8 hereof.  As to any matters not expressly provided for by this
------------
Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Administrative Agent
                               --------  -------
shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to any Loan Document or applicable law.

     Section 14.3   Defaults.  The Administrative Agent shall not be deemed to
                    --------
have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received written notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The

CREDIT AGREEMENT - Page 73

Administrative Agent shall take such action with respect to such Default as it shall deem appropriate or as shall reasonably be directed by the Required Lenders.

     Section 14.4   Rights as Lender.  With respect to its Commitment and the
                    ----------------
Loans made by it, NationsBank (and any successor acting as the Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. NationsBank (and any successor acting as the Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Loan Party or any of their respective Affiliates as if it were not acting as the Administrative Agent, and NationsBank (and any successor acting as the Administrative Agent) and its Affiliates may accept fees and other consideration from any Loan Party or any of their respective Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

     SECTION 14.5   INDEMNIFICATION.  THE LENDERS AGREE TO INDEMNIFY THE
                    ---------------
ADMINISTRATIVE AGENT (TO THE EXTENT NOT REIMBURSED UNDER SECTION 15.1 OR SECTION
                                                         -------------   -------
15.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SUCH SECTIONS)
----
RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENT PERCENTAGES, FOR ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER THAT MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT (INCLUDING BY ANY LENDER) IN ANY WAY RELATING TO OR ARISING OUT OF ANY TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT UNDER ANY TRANSACTION DOCUMENT; PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY
                                --------
OF THE FOREGOING TO THE EXTENT THEY ARE FOUND IN A FINAL, NON-APPEALABLE JUDGMENT RENDERED BY A COURT OF COMPETENT JURISDICTION TO HAVE ARISEN FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF, THE PERSON TO BE INDEMNIFIED. WITHOUT LIMITING ANY PROVISION OF ANY LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE THE ADMINISTRATIVE AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE (CALCULATED BASED ON THE COMMITMENT PERCENTAGES) OF ANY COSTS OR EXPENSES PAYABLE BY THE BORROWER UNDER SECTION 15.1 TO THE EXTENT
                                                ------------


CREDIT AGREEMENT - Page 74

THAT THE ADMINISTRATIVE AGENT IS NOT PROMPTLY REIMBURSED FOR SUCH COSTS AND EXPENSES BY THE BORROWER. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 14.5 APPLIES, SUCH INDEMNITY
                                          ------------
SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY THE BORROWER, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR ANY PARTY ENTITLED TO INDEMNIFICATION HEREUNDER OR ANY OTHER PERSON AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED.

     Section 14.6   Non-Reliance on Administrative Agent and Other Lenders.
                    ------------------------------------------------------
Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Loan Parties and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Loan Party or any of their Affiliates that may come into the possession of the Administrative Agent or any of its Affiliates.

     Section 14.7   Resignation of Administrative Agent.  The Administrative
                    -----------------------------------
Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor agent shall be subject to the approval of the Borrower, which approval shall not be unreasonably withheld, conditioned or delayed. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $100,000,000, which successor agent shall be subject to the approval of the Borrower, which approval shall not be unreasonably withheld, conditioned or delayed. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article 14 shall continue in effect for its benefit in
                   ----------
respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

     Section 14.8   Administrative Agent Fee. The Borrower agrees to pay to
                    ------------------------
the Administrative Agent on the date hereof and on each anniversary of the date hereof the administrative fee described

CREDIT AGREEMENT - Page 75
in that certain letter dated February 11, 1998 from NationsBank and NationsBanc Montgomery Securities LLC to the Borrower, as the same may be amended from time to time.

     Section 14.9   Several Commitments. The Commitments and other obligations
                    -------------------
of the Lenders under any Loan Document are several. The default by any Lender in making a Loan in accordance with its Commitment shall not relieve the other Lenders of their obligations under any Loan Document. In the event of any default by any Lender in making any Loan, each nondefaulting Lender shall be obligated to make its Loan but shall not be obligated to advance the amount which the defaulting Lender was required to advance hereunder. No Lender shall be responsible for any act or omission of any other Lender.

                                  ARTICLE 15

                                 Miscellaneous
                                 -------------

     Section 15.1   Expenses. The Borrower hereby agrees to pay promptly after
                    --------
presentation of supporting documentation without duplication: (a) all reasonable costs and expenses of the Administrative Agent arising in connection with the preparation, negotiation, execution, and delivery of the Transaction Documents and all amendments or other modifications to the Transaction Documents, including, without limitation, the reasonable fees and expenses of legal counsel for the Administrative Agent, Jenkens & Gilchrist, a Professional Corporation;
(b) all reasonable costs and expenses of the Administrative Agent arising in connection with assignments permitted by Section 15.8 , including, without
                                         ------------
limitation, the reasonable fees and expenses of legal counsel for the Administrative Agent; (c) all reasonable fees, costs and expenses of the Administrative Agent arising in connection with any Letter of Credit, including the Administrative Agent's customary fees for amendments, transfers and drawings on Letters of Credit; (d) all costs and expenses of the Administrative Agent in connection with any Default and the enforcement of any Loan Document or collection of the Obligations, including, without limitation, the fees and expenses of legal counsel for the Administrative Agent; (e) all fees, costs and expenses of any Lender arising in connection with an Event of Default and the enforcement of any Loan Document or collection of the Obligations during the continuance of an Event of Default; provided, however, that all Lenders (other
                                    --------  -------
than the Administrative Agent) shall be limited to the legal fees and expenses of one counsel for all Lenders unless such representation shall result in a conflict of interest, in which case the Borrower shall pay the fees, costs and expenses of as many counsel as necessary to avoid conflicts among the Lenders;
(f) all transfer, stamp, documentary, or other similar taxes, assessments, or charges (including the "Taxes" and any penalties or interest) levied by any
                        -----
Governmental Authority in respect of any Loan Document or the transactions contemplated hereby; (g) all reasonable costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or other Lien contemplated by any Loan Document; and (h) all other reasonable costs and expenses incurred by the Administrative Agent in connection with any Transaction Document. The fees and expenses of legal counsel for the Administrative Agent that the Borrower has agreed to pay hereunder include the fees and expenses of legal counsel for the Administrative Agent arising in connection with advice given to the Administrative Agent as to its rights and responsibilities hereunder.

CREDIT AGREEMENT - Page 76

     SECTION 15.2   INDEMNIFICATION.  THE BORROWER SHALL INDEMNIFY THE
                    ---------------
ADMINISTRATIVE AGENT, NATIONSBANC MONTGOMERY SECURITIES LLC, THE FRONTING BANK AND EACH LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) ANY BREACH BY ANY LOAN PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE TRANSACTION DOCUMENTS, (B) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE ASSETS OF THE BORROWER OR ANY SUBSIDIARY, (C) THE USE OR PROPOSED USE OF ANY LETTER OF CREDIT OR ANY PAYMENT OR FAILURE TO PAY WITH RESPECT TO ANY LETTER OF CREDIT,
(D) ANY AND ALL STAMP, FILING OR SIMILAR TAXES (INCLUDING THE "TAXES" AND ANY INTEREST OR PENALTY) LEVIES, DEDUCTIONS, AND CHARGES IMPOSED ON THE ADMINISTRATIVE AGENT OR ANY LENDER IN RESPECT OF ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR (E) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY; PROVIDED THAT
                                                                --------
THE PERSON ENTITLED TO BE INDEMNIFIED UNDER THIS SECTION SHALL NOT BE INDEMNIFIED FROM OR HELD HARMLESS AGAINST ANY LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS OR EXPENSES (INCLUDING ATTORNEYS' FEES) FOUND IN A FINAL, NON-APPEALABLE JUDGMENT RENDERED BY A COURT OF COMPETENT JURISDICTION TO HAVE ARISEN OUT OF OR RESULTED FROM ITS GROSS NEGLIGENCE OR ITS WILLFUL MISCONDUCT. WITHOUT LIMITING ANY PROVISION OF ANY LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 15.2 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH
     ------------
INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY THE BORROWER, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR ANY PARTY ENTITLED TO INDEMNIFICATION HEREUNDER OR ANY OTHER PERSON AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED.

CREDIT AGREEMENT - Page 77

     Section 15.3   Limitation of Liability. None of the Administrative Agent,
                    -----------------------
any Lender, or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to the Borrower, and, by the execution of the Loan Documents to which it is a party, each other Loan Party, hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential or punitive damages suffered or incurred by any Loan Party in connection with, arising out of, or in any way related to any of the Transaction Documents, or any of the transactions contemplated by any of the Transaction Documents.

     Section 15.4   No Duty. All attorneys, accountants, appraisers, and other
                    -------
professional Persons and consultants retained by the Administrative Agent or any Lender shall have the right to act exclusively in the interest of the Administrative Agent and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower, any Subsidiary or any of the Borrower's shareholders or any other Person.

     Section 15.5   No Fiduciary Relationship.  The relationship between the
                    -------------------------
Loan Parties on the one hand and the Administrative Agent and each Lender on the other is solely that of debtor and creditor, and neither the Administrative Agent nor any Lender has any fiduciary or other special relationship with any Loan Parties, and no term or condition of any of the Transaction Documents shall be construed so as to deem the relationship between the Loan Parties on the one hand and the Administrative Agent and each Lender on the other to be other than that of debtor and creditor.

     Section 15.6   Equitable Relief. The Borrower recognizes that in the event
                    ----------------
any Loan Party fails to pay, perform, observe, or discharge any or all of the obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Administrative Agent and the Lenders. The Borrower therefore agrees that the Administrative Agent and the Lenders, if the Administrative Agent or the Required Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     Section 15.7   No Waiver; Cumulative Remedies. No failure on the part of
                    ------------------------------
the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

     Section 15.8   Successors and Assigns.
                    ----------------------

             (a)    Binding Effect. This Agreement shall be binding upon and
                    --------------
     inure to the benefit of the parties hereto and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and all of the Lenders.

CREDIT AGREEMENT - Page 78

             (b)    Assignment. Each Lender may assign to one or more Persons
                    ----------
     all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note, and its Commitment); provided, however, that
                          --------  -------

                    (i) each such assignment shall be to an Eligible Assignee. "Eligible Assignee" means (A) a Lender; (B) an Affiliate of a
              -----------------
             Lender or, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as such Lender (herein a "Related Fund"); and (C) any other Person approved by the
              ------------
             Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with this Section 15.8, the Borrower, such approval not
                                  ------------
             to be unreasonably withheld, conditioned, or delayed by the Borrower and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within five (5) Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower; provided, however, that
                                                   --------  -------
             neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee;

                    (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement or an assignment by a Lender to one of its Related Funds, any such partial assignment shall be in an amount at least equal to Five Million Dollars ($5,000,000) and any partial assignment to a Related Fund shall be in an amount at least equal to One Million Dollars ($1,000,000);

                    (iii) each such assignment by a Lender shall be of a
             constant, and not varying, percentage of all of its rights and obligations under this Agreement; and

                    (iv) the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance an Assignment and Acceptance, together with any Note subject to such assignment and a processing fee of $3,500.

     Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Administrative Agent and the Borrower shall upon return of the assignor's notes, if any, make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 6.7.
                                             -----------

CREDIT AGREEMENT - Page 79

             (c)    Register.  The Administrative Agent shall maintain at its
                    --------
     Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries
                                                         --------
     in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note or Notes subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance,
     (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

             (d)    Participations.  Each Lender may sell participations to
                    --------------
     one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and its Loans); provided, however, that (i) such Lender's obligations under this
             --------  -------
     Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant Article 6 (to the extent that the Lender
                                        ---------

     selling such participation would have been entitled thereto) and the right of set-off contained in Section 13.5, and (iv) the Borrower shall continue
                             ------------
     to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and to approve any amendment, modification, waiver or consent of any provision of any Loan Document (other than amendments, modifications, waivers or consents of the types relating to the Loan or Commitment participated in under Section 15.11(a)).
                                      -----------------

             (e)    Pledge to Federal Reserve.  Notwithstanding any other
                    -------------------------
     provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

             (f)    Delivery of Information.  Any Lender may furnish any
                    -----------------------
     information concerning the Borrower or any Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) subject to such Persons agreeing to being bound by the provisions of Section 15.22.
                                      -------------

     Section 15.9   Survival. All representations and warranties made in any
                    --------
Loan Document or in any document, statement, or certificate furnished in connection with any Loan Document shall survive the execution and delivery of the Loan Documents and no investigation by the Administrative Agent or any Lender or any closing shall affect the representations and warranties

CREDIT AGREEMENT - Page 80
or the right of the Administrative Agent or any Lender to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations under Article 6 hereof and Sections 14.5, 15.1 and
                                 ---------            -------------------
15.2 hereof shall survive repayment of the Notes and termination of the
----
Commitments and the Letters of Credit.

     SECTION 15.10  ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES, AND THE OTHER
                    ----------------
LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES THERETO.

     Section 15.11  Amendments and Waivers.  Any provision of any Loan Document
                    ----------------------
may be amended or waived, any consent to any departure by any Loan Party therefrom may be granted and the Administrative Agent may agree to changes to the Lock-Up Agreement described in clause (b)(i) of the definition of Termination Date if, but only if, such amendment, waiver or consent is in writing and is signed by the Borrower and the Required Lenders (and, if Article
                                                                        -------
14 or the rights or duties of the Administrative Agent are affected thereby, by
--
the Administrative Agent); provided that no such amendment, waiver or consent
                           --------
applicable to:

          (a)  a Loan, Letter of Credit or Commitment which has the effect of:

                    (i)   increasing such Commitment,

                    (ii) reducing the principal of or rate of interest on such Loan or any Reimbursement Obligation relating to such Letter of Credit or any fees or other amounts payable hereunder with respect to such Loan, Letter of Credit or Commitment,

                    (iii) postponing any date fixed for the payment of any
               scheduled installment of principal of or interest on such Loan or any Reimbursement Obligation relating to such Letter of Credit or any fees or other amounts payable hereunder with respect to such Loan, Letter of Credit or Commitment or changing any optional or mandatory prepayment provision applicable to such Loan or Letter of Credit, or

                    (iv) postponing any date fixed for termination of such Commitment shall be effective unless also signed by each Lender holding (with respect to Letters of Credit either directly or through a participation under
     Section 3.1) the Loan, Letter of Credit or Commitment of the type being
     -----------
     modified; and

CREDIT AGREEMENT - Page 81

          (b)  any change (including a waiver) in:

                    (i) the definition of Required Lenders or the provisions of this Section 15.11; or
                       -------------

                    (ii)  the conditions specified in Article 8 hereof, or
                                                      ---------

                    (iii) which has the effect of releasing any Loan Party in a transaction which is not otherwise permitted hereby, or

                    (iv) releases of all or substantially all of the Collateral,

                    (v) releases of all or substantially all of the Guaranties, or

                    (iv) changes the definition of "Borrowing Base" or "Prepayment Borrowing Base" or changes the advance rates under the Borrowing Base;

     shall not be effective unless signed by all Lenders;

     Section 15.12  Maximum Interest Rate.
                    ---------------------

             (a) No interest rate specified in any Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the "Contract Rate") for any Obligation shall exceed the Maximum Rate,
      -------------
     thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

             (b) No provision of any Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the Obligations; and, if the principal of the Obligations has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and each Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and
     (c) amortize, prorate, allocate, and spread in equal or unequal parts the

CREDIT AGREEMENT - Page 82
     total amount of interest throughout the entire contemplated term of the Obligations so that interest for the entire term does not exceed the Maximum Rate.

     Section 15.13  Notices.  All notices and other communications provided for
                    -------
in any Loan Document to which any Loan Party is a party shall be given or made in writing (except as otherwise permitted by Section 5.3) and telecopied, mailed
                                             -----------
by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or with respect to any Loan Party, at the "Address for Notices" specified below the Borrower's name on the signature pages hereof, or with respect to a Lender not a party to this Agreement on the Closing Date, in its Assignment and Acceptance, or, as to any party at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in any Loan Document, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, three (3) Business Days after being duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Administrative Agent pursuant to Section 2.7
                                                                   -----------
or 5.3 hereof shall not be effective until received by the Administrative Agent.
   ---

     SECTION 15.14  GOVERNING LAW; VENUE; SERVICE OF PROCESS.  THIS AGREEMENT
                    ----------------------------------------
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. ANY ACTION OR PROCEEDING AGAINST THE BORROWER UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY TEXAS STATE COURT LOCATED IN DALLAS OR FEDERAL COURT IN THE NORTHERN DISTRICT OF TEXAS. THE BORROWER IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. THE BORROWER AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS
SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 15.13 OF
                                                             -------------
THIS AGREEMENT. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER JURISDICTIONS. ANY ACTION OR PROCEEDING BY ANY LOAN PARTY AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER SHALL BE BROUGHT ONLY IN A COURT LOCATED IN DALLAS, TEXAS.

CREDIT AGREEMENT - Page 83

     Section 15.15  Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     Section 15.16  Severability.  Any provision of any Loan Document held by a
                    ------------
court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of any Loan Document and the effect thereof shall be confined to the provision held to be invalid or illegal.

     Section 15.17  Headings.  The headings, captions, and arrangements used in
                    --------
this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     Section 15.18  Non-Application of Chapter 15 of Texas Credit Code.  The
                    --------------------------------------------------
provisions of Chapter 15 of the Texas Credit Code (relating to certain revolving credit facilities) are specifically declared by the parties hereto not to be applicable to any Loan Documents or to the transactions contemplated thereby.

     Section 15.19  Construction.  The Borrower, each Loan Party (by its
                    ------------
execution of the Loan Documents to which it is a party), the Administrative Agent and each Lender acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by the parties thereto.

     Section 15.20  Independence of Covenants.  All covenants under the Loan
                    -------------------------
Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

     SECTION 15.21  WAIVER OF JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED BY
                    --------------------
APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

     Section 15.22  Confidentiality.  Each Lender agrees to keep confidential
                    ---------------
any information obtained by it from any Loan Party or its agents or representatives pursuant hereto and the other Loan Documents identified as confidential in writing at the time of delivery in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's officers, directors, employees, representatives, attorneys, agents or affiliates who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any

CREDIT AGREEMENT - Page 84
source or as such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law, regulation, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to the Borrower unless such notice is legally prohibited) or requested or required by bank regulators or auditors or any administrative body, commission, or other Governmental Authority to whose jurisdiction such Lender may be subject, (d) to assignees or participants or potential assignees or participants or to professional advisors or direct or indirect contractual counterparts in swap agreements provided in each case such Person agrees to be bound by the provisions of this Subsection 15.22, (e) to the
                                                    ----------------
extent required in connection with any litigation between any Loan Party and any Lender with respect to the Loans or this Agreement and the other Loan Documents,
(f) to rating agencies, their employees, representatives, attorneys, agents or affiliates who are advised of the confidential nature of such information and
(g) with the Borrower's prior written consent.

CREDIT AGREEMENT - Page 85

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              IMPERIAL BANK


                              By:_________________________________
                              Name:_______________________________
                              Title:______________________________

                              Address for Notices to IB:

                              Imperial Bank
                              9920 S. LaCienega Blvd., Suite 636
                              Inglewood, California  90301
                              Attention:     Richard M. Baker
                              Telephone:     (310) 417-5929
                              Telecopier:    (310) 417-5695


                              IMPERIAL FINANCIAL GROUP, INC.


                              By:_________________________________
                              Name:_______________________________
                              Title:______________________________


                              Address for Notices the Borrower:

                              Imperial Financial Group, Inc.
                              1840 Century Park East, 10th Floor
                              Los Angeles, California  90067
                              Attention:     Brian Nocco
                              Telephone:     (310) 712-8646
                              Telecopier:    (310) 201-4933

CREDIT AGREEMENT

                              NATIONSBANK, N.A.,
                              as Administrative Agent and as a Lender


                              By:____________________________________
                              Name:  Elizabeth Kurilecz
                              Title: Senior Vice President

                              Address for Notices:
                              -------------------

                              NationsBank, N.A.
                              901 Main Street, 66th Floor
                              Dallas, Texas  75202
                              Attention:     Elizabeth Kurilecz
                              Telephone:     (214) 508-0975
                              Telecopier:    (214) 508-0604

                              Lending Office for Base Rate Accounts
                              and Libor Accounts:
                              -------------------

                              NationsBank, N.A.
                              901 Main Street, 66th Floor
                              Dallas, Texas  75202
                              Attention:     Elizabeth Kurilecz
                              Telephone:     (214) 508-0975
                              Telecopier:    (214) 508-0604

CREDIT AGREEMENT

Revolving Commitment:         NATIONSBANK, N.A.,
--------------------
                              as a Lender


                              By:______________________________
                              Name:  Elizabeth Kurilecz
                              Title: Senior Vice President

                              Address for Notices:
                              -------------------

                              NationsBank, N.A.
                              901 Main Street, 66th Floor
                              Dallas, Texas  75202
                              Attention:     Elizabeth Kurilecz
                              Telephone:     (214) 508-0975
                              Telecopier:    (214) 508-0604

                              Lending Office for Base Rate Accounts
                              and Libor Accounts:
                              -------------------

                              NationsBank, N.A.
                              901 Main Street, 66th Floor
                              Dallas, Texas  75202
                              Attention:     Elizabeth Kurilecz
                              Telephone:     (214) 508-0975
                              Telecopier:    (214) 508-0604

CREDIT AGREEMENT